March 19, 2025 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to underlying supplement no. 1-I dated April 13, 2023 and the prospectus supplement and prospectus, each dated April 13, 2023
JPMorgan Chase Financial Company LLC
Structured Investments
$100,000,000
Inverse VIX
®
Short-Term Futures ETNs due March 22, 2045
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes seek to provide exposure to the daily returns of the S&P 500
®
VIX
®
Short-Term Futures Points-Change Inverse
Daily Index TR, which we refer to as the Index.
• The Index is designed such that its level on a given day will increase or decrease by 1% from its closing level on the prior day if the weighted average price of the front- and the second-month VIX
®
futures contracts decreases or increases, as
applicable, by one point on that day. The Index implements this by tracking the daily “points-change” return from a rolling synthetic short position in the front- and the second-month VIX
®
futures contracts, which are futures contracts based on the
Cboe Volatility Index
®
. The Cboe Volatility Index
®
is a benchmark index designed to measure the market price of volatility in large-capitalization U.S. stocks over 30 days in the future and calculated based on the real-time prices of certain put and call options on the S&P 500
®
Index. As a “total return” index, the return of the Index also reflects interest accrued at a rate equal to the Secured Overnight Financing Rate (“SOFR”). See “Key Terms — Index” and
“
The S&P 500
®
VIX
®
Short-
Term Futures Points-Change Inverse Daily Index TR” for additional information.
• The level of the Index may be adversely affected by, among other things, an increase in volatility, the “volatility drag” effect explained below and “roll costs” that arise when the price of the second-month futures contract is lower than the price of the front-month futures contract. See “Risk Factors — Risks Relating to the Index” for additional information.
• The notes are subject to the daily deduction of an investor fee at a rate of 0.85% per annum and, upon early repurchase at your request, the deduction of a repurchase fee of 0.125% unless waived by us. If the level of the Index decreases or does not increase sufficiently to offset the negative effect of the investor fee, the Closing Intrinsic Note Value will decline.
You may lose some or all of your initial investment in the notes.
• The notes may not be suitable for all investors and should be used only by investors with the sophistication and knowledge necessary to understand the risks inherent in the Index and the VIX
®
futures contracts and short
investments in volatility as an asset class generally. Investors should consult with their broker or financial advisor when making an investment decision and to evaluate their investment in the notes and the potential adverse consequences of seeking short investment results and should actively manage and monitor their investments in the notes.
• On any business day after March 21, 2025, we may, in our sole discretion, redeem the notes, in whole or in part. On a weekly basis, subject to our waiver or reduction of the minimum repurchase size, you may request that we repurchase a minimum of 50,000 notes if you comply with the required procedures. Unless we waive or reduce the minimum repurchase size, if you own fewer than 50,000 notes, you will not be able to have us repurchase your notes.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment of which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• We intend to list the notes on NYSE Arca, Inc., which we refer to as NYSE Arca, under the ticker symbol “VYLD.” No assurance can be given as to the approval of the notes for listing or, if listed, the continued listing for the term of the notes, or the liquidity or trading market for the notes. We are not required to maintain a listing on NYSE Arca or any other exchange.
• Currently the intraday intrinsic value of the notes is calculated and published every 15 seconds on the Bloomberg
Professional
®
service (“Bloomberg”) and on MerQube.com under the ticker symbol “VYLDIV.” The intraday intrinsic value is not the market price of the notes. The trading price of the notes at any time may vary significantly from the intraday intrinsic value at that time. The publication of the intraday intrinsic value may be subject to delay, postponement or inaccuracy as described below. See “Understanding the Value of the Notes” and “Bloomberg Ticker
Symbols” in this pricing supplement.
• CUSIP: 48133Q408
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page PS-2 of the accompanying prospectus supplement and on page PS-12 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
None of the notes were sold on the Inception Date. After the Inception Date, the notes may be offered and sold from time to time, at our sole discretion, through J.P. Morgan Securities LLC, which we refer to as JPMS, at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. However, we are under no obligation to issue or sell additional notes at any time. If we limit, restrict or stop sales of additional notes, or if we subsequently resume sales of additional notes, the liquidity and trading price of the notes in the secondary market could be materially and adversely affected.
We will receive proceeds equal to 100% of the offering price of notes sold after the Inception Date. See “Plan of Distribution
(Conflicts of Interest)” in this pricing supplement.
JPMS will not receive selling commissions in connection with sales of the notes. JPMS will be entitled to receive the aggregate profits generated from the daily fee deduction and managing our hedge in part to cover license fees, fees to third-
party calculation agents and other costs related to the notes incurred by us or our affiliates. See “Plan of Distribution (Conflicts of Interest)” in this pricing supplement.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-2 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a
direct, wholly owned finance subsidiary of JPMorgan
Chase & Co.
Guarantor: JPMorgan Chase & Co.
Principal Amount*: $25 per note
Inception Date: March 19, 2025
Initial Issue Date: March 21, 2025
Final Valuation Date**: March 20, 2045
Maturity Date**: March 22, 2045
Index: The notes seek to provide exposure to the daily
returns of the S&P 500
®
VIX
®
Short-Term Futures Points-
Change Inverse Daily Index TR (the “Index”), subject to
the daily fee deduction.
The notes are designed for investors who seek a positive
return when the level of the Index appreciates during
their holding period. Because the Index provides short
exposure to the front- and the second-month VIX
®
futures
contracts (the “Underlying Futures Contracts”), the
performance of the Index will generally be affected
positively by a decrease in the prices of the Underlying
Futures Contracts and by any positive roll yield arising
when the price of the second-month futures contract is
higher than the price of the front-month futures contract
(i.e., when the Underlying Futures Contracts are in
contango), as explained below.
The Index tracks the daily “points-change” return from a
rolling synthetic short position in the Underlying Futures
Contracts trading on the Cboe Futures Exchange
(together with any successor, the “CFE”). VIX
®
futures
contracts are futures contracts based on the Cboe
Volatility Index
®
(the “VIX Index”). The VIX Index
is a
benchmark index designed to measure the market price
of volatility in large-capitalization U.S. stocks over 30
days in the future and calculated based on the real-time
prices of certain put and call options on the S&P 500
®
Index. As a “total return” index, the return of the Index
also reflects interest accrued at a rate equal to SOFR.
A portion of the Index’s synthetic short exposure is rolled
each day from the front-month futures contract to the
second-month futures contract, with the weights of the
futures contracts set so as to target a weighted constant
maturity of approximately one month. During periods
when the price of the second-month futures contract
is lower than the price of the front-month futures
contract (i.e., when the Underlying Futures Contracts
are in backwardation), rolling the Index’s synthetic
short exposure will adversely affect the performance
of the Index, perhaps significantly.
Because the Index tracks the daily points-change return
(not the “percentage-change” return) of a rolling short
position in the Underlying Futures Contracts:
• if the weighted average price of the Underlying
Futures Contracts increases by one point (e.g.,
from 20 to 21) on a given day, the level of the
Index on that day will decrease by 1% from its
closing level on the prior day (if the Index
tracked a percentage-change return, an
increase from 20 to 21 would result in a
decrease of 5%); and
• if the weighted average price of the Underlying
Futures Contracts decreases by one point (e.g.,
from 20 to 19) on a given day, the level of the
Index will increase by 1% from its closing level
on the prior day (if the Index tracked a
percentage-change return, a decrease from 20
to 19 would result in an increase of 5%),
in each case, subject to the interest accrual.
The closing level of the Index will be calculated on each
Index Business Day and is reported by Bloomberg L.P. or
a successor via the facilities of the Consolidated Tape
Association under the ticker symbol “SPVXSTIT.”
For additional information about the Index, the Underlying
Futures Contracts and the VIX Index, see “The S&P 500
®
VIX
®
Short-Term Futures Points-Change Inverse Daily
Index TR” in this pricing supplement. The Index is
calculated and maintained by S&P Dow Jones Indices
LLC (together with any successor, “S&P Dow Jones”).
The VIX Index is calculated, maintained and published by
the Cboe Global Indices, LLC (together with any
successor, “Cboe Global Indices”).
Payment at Maturity:
For each note, unless repurchased or redeemed prior to
maturity, you will receive at maturity a cash payment
equal to the Closing Intrinsic Note Value on the Final
Valuation Date.
Issuer Early Redemption:
On any Business Day after the Initial Issue Date, we
may, in our sole discretion, redeem the notes, in whole or
in part. If we exercise our right to redeem your notes
prior to maturity, for each note that is redeemed, you will
receive on the Redemption Date a cash payment equal
to the Closing Intrinsic Note Value on the Redemption
Valuation Date.
Holder Early Repurchase:
On a weekly basis, subject to our waiver or reduction of
the minimum repurchase size, you may request that we
repurchase a minimum of 50,000* notes if you comply
with the required procedures. The early repurchase is
subject to a repurchase fee of 0.125% unless waived by
us. For each note that is repurchased, you will receive
on the relevant Repurchase Date a cash payment equal
to the Closing Intrinsic Note Value on the Repurchase
Valuation Date minus the Repurchase Fee Amount (if not
waived) with respect to that Closing Intrinsic Note Value.
If the amount calculated above is less than or equal to
zero, the payment upon early repurchase will be $0.
_____________
The level of the Index may be adversely affected by,
among other things, an increase in volatility, the
“volatility drag” effect explained below and “roll
costs” that arise when the price of the second-month
futures contract is lower than the price of the front-
month futures contract. If the level of the Index
decreases or does not increase sufficiently to offset

PS-3 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
the negative effect of the investor fee, the Closing
Intrinsic Note Value will decline. You may lose some
or all of your initial investment in the notes.
The notes provide exposure to the daily “points-
change” return from a rolling synthetic short position
in the Underlying Futures Contracts and do not
provide direct short exposure to the VIX Index or the
daily “percentage-change” return from the
Underlying Futures Contracts. The Index will
perform differently from direct short exposure to the
VIX Index and the notes may underperform an
investment that provides the daily “percentage-
change” return from the Underlying Futures
Contracts, perhaps significantly. The notes may not
be suitable for all investors and should be used only
by investors with the sophistication and knowledge
necessary to understand the risks inherent in the
Index and the Underlying Futures Contracts and
short investments in volatility as an asset class
generally. Investors should consult with their broker
or financial advisor when making an investment
decision and to evaluate their investment in the
notes and the potential adverse consequences of
seeking short investment results and should actively
manage and monitor their investments in the notes.
Terms Relating to Closing Intrinsic Note Value
Closing Intrinsic Note Value*:
On the Inception Date, the Closing Intrinsic Note Value is
equal to the Principal Amount. As of any subsequent
date of determination, the Closing Intrinsic Note Value is
equal to:
• (a) the Closing Intrinsic Note Value as of the
immediately preceding Index Business Day that
is not a Disrupted Day (each, a “Calculation
Day”) times (b) the Daily Index Factor as of that
date, minus
• the Daily Fee Deduction as of that date.
If the Closing Intrinsic Note Value on any Calculation Day
is less than or equal to zero, the Closing Intrinsic Note
Value will be deemed to be zero on that Calculation Day
and each subsequent day.
The Closing Intrinsic Note Value is not the closing
price or any other trading price of the notes in the
secondary market and is not intended as a price or
quotation, or as an offer or solicitation for the
purchase or sale of your notes or as a
recommendation to transact in the notes at the
stated price. The trading price of the notes at any
time may vary significantly from the Closing Intrinsic
Note Value due to, among other things, imbalances
of supply and demand (including as a result of any
decision of ours to issue, stop issuing or resume
issuing additional notes) for the notes, the
Underlying Futures Contracts or the other derivatives
related to the Index or the notes, lack of liquidity,
severe volatility, transaction costs, credit
considerations and bid-offer spreads.
Daily Index Factor:
As of any date of determination, the Daily Index Factor is
equal to:
• the closing level of the Index on that date,
divided by
• the closing level of the Index on the immediately
preceding Calculation Day.
Daily Fee Deduction:
As of any date of determination, the Daily Fee Deduction
is equal to:
• the investor fee of 0.85% per annum, times
• the day count fraction equal to (a) the number of
calendar days during the period from and
including the immediately preceding Calculation
Day to but excluding that date divided by (b)
360, times
• the Closing Intrinsic Note Value as of the
immediately preceding Calculation Day.
Terms Relating to Issuer Redemption
Issuer Early Redemption:
On any Business Day after the Initial Issue Date, we
may, in our sole discretion, redeem the notes, in whole or
in part. If we exercise our right to redeem your notes, we
will deliver an irrevocable redemption notice (the
“Redemption Notice”) to The Depository Trust Company
(“DTC”) (the holder of the master note evidencing the
notes) at least five Business Days prior to the
Redemption Valuation Date specified in the Redemption
Notice. If fewer than all the notes are to be redeemed,
we will specify in the Redemption Notice the principal
amount of notes to be redeemed, and the Trustee will
select the notes to be redeemed pro rata, by lot or in
such manner as it deems appropriate and fair.
Payment upon Early Redemption:
If we exercise our right to redeem your notes prior to
maturity, for each note that is redeemed (or if we redeem
the notes in part, for each note selected for redemption
by the Trustee), you will receive on the Redemption Date
a cash payment equal to the Closing Intrinsic Note Value
on the Redemption Valuation Date.
Redemption Valuation Date**:
The date specified as the Redemption Valuation Date in
the Redemption Notice
Redemption Date:
Unless otherwise specified in the Redemption Notice, the
day that follows the Redemption Valuation Date by a
number of Business Days corresponding to the standard
settlement cycle, which is currently one Business Day. In
no event will the Redemption Notice specify a
Redemption Date that follows the Redemption Valuation
Date by more than five Business Days.

PS-4 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
Terms Relating to Weekly Holder Repurchase
Holder Early Repurchase:
On a weekly basis, subject to our waiver or reduction of
the minimum repurchase size, you may request that we
repurchase a minimum of 50,000* notes if you comply
with the procedures described under “— Repurchase
Procedures” below and unless we have delivered a
Redemption Notice to DTC to redeem all of the
outstanding notes. We may from time to time, in our sole
discretion, reduce the minimum number of notes required
for an early repurchase on a consistent basis for all
holders of the notes, but we are under no obligation to do
so.
Payment upon Early Repurchase:
Subject to your compliance with the required procedures,
for each note that is repurchased, you will receive on the
relevant Repurchase Date a cash payment equal to the
Closing Intrinsic Note Value on the Repurchase Valuation
Date minus the Repurchase Fee Amount (if not waived)
with respect to that Closing Intrinsic Note Value. If that
amount is less than or equal to zero, the payment upon
early redemption will be $0.
Repurchase Fee Amount:
With respect to any Closing Intrinsic Note Value, an
amount per note equal to 0.125% of that Closing Intrinsic
Note Value
Repurchase Valuation Date**:
The last Index Business Day of each week, generally
Friday
Repurchase Date:
Unless otherwise specified in the Issuer’s
acknowledgement, the day that follows the Repurchase
Valuation Date by a number of Business Days
corresponding to the standard settlement cycle, which is
currently one Business Day. In no event will the Issuer’s
acknowledgement specify a Repurchase Date that
follows the Repurchase Valuation Date by more than five
Business Days.
Repurchase Notice:
A repurchase notice in the form attached to this pricing
supplement as Annex A
Repurchase Procedures:
In order to request that we repurchase your notes, you
must instruct your broker or other person through which
you hold your notes to take the following steps:
• send a completed Repurchase Notice to us via
email at ETN_Repurchase@jpmorgan.com by
no later than 4:00 p.m., New York City time, on
the Business Day immediately preceding the
applicable Repurchase Valuation Date;
• instruct your DTC custodian to book a delivery
versus payment trade with respect to your notes
on the relevant Repurchase Valuation Date at a
price equal to the amount payable upon early
repurchase of the notes, facing DTC 352; and
• cause your DTC custodian to deliver the trade
as booked for settlement via DTC at or prior to
10:00 a.m., New York City time, on the relevant
Repurchase Date.
Different brokerage firms may have different deadlines
for accepting instructions from their customers.
Accordingly, you should consult the brokerage firm
through which you own your interest in the notes in
respect of those deadlines.
Once delivered, a Repurchase Notice may not be
revoked. If we do not receive your Repurchase Notice by
the deadline, your Repurchase Notice will not be
effective. The Issuer or its affiliate must acknowledge
receipt of the Repurchase Notice on the same Business
Day for it to be effective, which acknowledgment will be
deemed to evidence its acceptance of your repurchase
request. The Note Calculation Agent will, in its sole
discretion, resolve any questions that may arise as to the
validity of a Repurchase Notice and the timing of receipt
of a Repurchase Notice.
Questions about repurchase procedures should be
directed to ETN_Repurchase@jpmorgan.com.
Additional Terms
Closing level of the Index:
On any relevant day, the closing level of the Index means
the value published as such on the applicable page (or
any successor page) of Bloomberg Professional
®
service
or any successor service, in respect of that day. In
certain circumstances, the closing level of the Index will
be based on the alternative calculation described under
“General Terms of Notes — Postponement of a Valuation
Date” or “General Terms of Notes — Discontinuation of
the Index; Alteration of Method of Calculation” below.
Valuation Date:
Each of the Final Valuation Date, any Repurchase
Valuation Date and any Redemption Valuation Date
Business Day:
Any day other than a day on which the banking
institutions in the City of New York are authorized or
required by law, regulation or executive order to close or
a day on which transactions in dollars are not conducted
Index Business Day:
Any day on which the Primary Exchange is scheduled to
be open for trading
Primary Exchange:
Cboe Futures Exchange, which is the primary exchange
of trading for the futures contract included in the Index
Disrupted Day:
A day on which the Primary Exchange fails to open for
trading during its regular trading session or on which a
Market Disruption Event (as described under “General
Terms of Notes” below) has occurred or is continuing,
and, in each case, the occurrence of which is determined
by the Note Calculation Agent to have a material effect
on the level of the Index

PS-5 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
Index Sponsor: S&P Dow Jones
Index Calculation Agent: S&P Dow Jones
Note Calculation Agent: J.P. Morgan Securities LLC
(“JPMS”)
Published ETN Value Calculation Agent: MerQube,
Inc. (“MerQube”)
Trustee: Deutsche Bank Trust Company Americas
* Subject to adjustment in the event of a split or reverse split of the notes as described under “General Terms of Notes —
Split or Reverse Split of the Notes” below
** Subject to postponement in the event of a Market Disruption Event and as described under “General Terms of Notes —
Postponement of a Valuation Date” and “General Terms of Notes — Postponement of the Maturity Date” below

PS-6 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
Additional Terms Specific to the Notes
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” section of this pricing supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Underlying supplement no. 1-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.
We and JPMorgan Chase & Co. have not authorized anyone to provide any information other than that contained or incorporated by reference in this pricing supplement or the accompanying underlying supplement, prospectus supplement and prospectus with respect to the notes and with respect to us and JPMorgan Chase & Co. We and JPMorgan Chase & Co. take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information in each of this pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus may be accurate only as of the date of that document.
The notes are not appropriate for all investors and involve a number of risks and important legal and tax consequences that should be discussed with your professional advisers. You should be aware that the regulations of Financial Industry
Regulatory Authority, Inc., or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. This pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes under any circumstances in which that offer or solicitation is unlawful.
Bankruptcy and Resolution Considerations
The information set forth herein supersedes any contrary statement or information contained in or incorporated by reference in the accompanying prospectus.
Effective June 1, 2024, we became a direct subsidiary of JPMorgan Chase & Co. and all obligations owed to us by other subsidiaries of JPMorgan Chase & Co. under its intercompany agreements became obligations of JPMorgan Chase & Co.
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of its securities and the collection of intercompany obligations. Aside from the initial capital contribution from
JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made to JPMorgan Chase & Co. by us or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under our securities. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on our securities, holders of our securities may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
Federal Reserve rules require that JPMorgan Chase & Co. maintain minimum levels of unsecured external long-term debt and other loss-absorbing capacity with specific terms (“eligible LTD”) that have no recourse against JPMorgan Chase & Co.’s operating subsidiaries if JPMorgan Chase & Co. were to enter into bankruptcy or resolution proceedings, including:
• in a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, or
• in a receivership administered by the FDIC under Title II of the Dodd-Frank Act (“Title II”).
If JPMorgan Chase & Co. were to enter into bankruptcy or resolution proceedings, holders of eligible LTD and other debt and equity securities of JPMorgan Chase & Co. are expected to absorb the losses of JPMorgan Chase & Co. and its key operating subsidiaries. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan
Chase & Co., it is not expected to have sufficient resources to meet its obligations in respect of its securities as they come due, and claims under JPMorgan Chase & Co.’s guarantee of our securities are expected to absorb losses on a pari passu basis with the holders of other unsecured, unsubordinated claims against JPMorgan Chase & Co., including claims in respect of eligible LTD and other unsecured debt securities of JPMorgan Chase & Co.

PS-7 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
Under the preferred “single point of entry” strategy under JPMorgan Chase & Co.’s resolution plan, JPMorgan Chase & Co.
would enter bankruptcy proceedings after fulfilling its obligation to contribute nearly all of its available resources to its intermediate holding company subsidiary, JPMorgan Chase Holdings LLC (the “IHC”). The IHC would be required to use those resources to support the capital and liquidity needs of JPMorgan Chase & Co.’s key operating subsidiaries, which would be recapitalized, as needed, so that they could continue normal operations or subsequently be divested or wound down in an orderly manner. The resources contributed by JPMorgan Chase & Co. to the IHC in a resolution scenario would be expected to include inter-affiliate notes issued by J.P. Morgan Securities LLC to JPMorgan Chase & Co., to the extent that those notes had not already been contributed by JPMorgan Chase & Co. to the IHC, but would not include our equity. After such contributions, JPMorgan Chase & Co. would remain liable under any outstanding inter-affiliate notes issued by JPMorgan
Chase & Co. to us. We are not a key operating subsidiary of JPMorgan Chase & Co., and it would not be recapitalized or receive support from the IHC under JPMorgan Chase & Co.’s resolution plan. JPMorgan Chase & Co.’s losses and any losses incurred by its subsidiaries would be imposed first on holders of JPMorgan Chase & Co.’s equity securities and thereafter on its unsecured creditors, including the guarantee claims of holders of our securities. Claims of holders of our securities could not be asserted against other subsidiaries of JPMorgan Chase & Co., and such claims would accordingly be structurally junior to the claims of creditors of such subsidiaries, as well as to priority claims (as determined by statute) and secured claims that can be asserted against JPMorgan Chase & Co.
Accordingly, in a bankruptcy or resolution of JPMorgan Chase & Co., holders of our securities can expect to realize value from
JPMorgan Chase Bank, N.A. and other subsidiaries of JPMorgan Chase & Co. under the guarantee by JPMorgan Chase &
Co. only to the extent available to JPMorgan Chase & Co. as a direct or indirect shareholder of such subsidiaries, and only after claims against such subsidiaries, and any priority claims and secured claims against JPMorgan Chase & Co., have been satisfied.
The FDIC has similarly indicated that a single point of entry recapitalization model is its preferred strategy to resolve a systemically important financial institution, such as JPMorgan Chase & Co., under Title II.
If JPMorgan Chase & Co. were to approach, or enter into, a bankruptcy or resolution proceeding, none of JPMorgan Chase &
Co., the Federal Reserve or the FDIC is obligated to follow JPMorgan Chase & Co.’s preferred resolution strategy, and losses to holders of our securities, under whatever strategy is ultimately followed, could be greater than what they might have been under JPMorgan Chase & Co.’s preferred strategy.

PS-8 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
How Are Payments on the Notes Determined, and What Fees Are Incurred by Investors
in the Notes?
Payments on the Notes
At maturity or upon early repurchase or redemption, the notes provide for a cash payment based on the Closing Intrinsic Note
Value on the relevant Valuation Date.
Payment at maturity. For each note, unless repurchased or redeemed prior to maturity, you will receive at maturity a cash payment equal to the Closing Intrinsic Note Value on the Final Valuation Date.
Payment upon early redemption. On any Business Day after the Initial Issue Date, we may, in our sole discretion, redeem the notes, in whole or in part. If we exercise our right to redeem your notes prior to maturity, for each note that is redeemed (or if we redeem the notes in part, for each note selected for redemption by the Trustee), you will receive on the Redemption Date a cash payment equal to the Closing Intrinsic Note Value on the Redemption Valuation Date.
Payment upon early repurchase.
On a weekly basis, subject to our waiver or reduction of the minimum repurchase size, you may request that we repurchase a minimum of 50,000 notes if you comply with the required procedures. The early repurchase is subject to a repurchase fee of 0.125% unless waived by us. For each note that is repurchased, you will receive on the relevant Repurchase Date a cash payment equal to the Closing Intrinsic Note Value on the Repurchase Valuation Date minus the Repurchase Fee Amount of 0.125% (if not waived) of that Closing Intrinsic Note Value. If that amount is less than or equal to zero, the payment upon early repurchase will be $0.
The notes may not be suitable for all investors and should be used only by investors with the sophistication and knowledge necessary to understand the risks inherent in the Index and the VIX
®
futures contracts and short
investments in volatility as an asset class generally. Investors should consult with their broker or financial advisor when making an investment decision and to evaluate their investment in the notes and the potential adverse consequences of seeking short investment results and should actively manage and monitor their investments in the notes.
Daily Fee Deduction
In addition to any applicable Repurchase Fee Amount, investors in the notes will bear the negative effects of the Daily Fee
Deduction, which is deducted in the calculation of the Closing Intrinsic Note Value as described below.
Closing Intrinsic Note Value
The Closing Intrinsic Note Value is calculated and published on each Calculation Day and is meant to represent the intrinsic value of the notes at the close of trading on that day. The Published ETN Value Calculation Agent generally does not expect to calculate or publish the Closing Intrinsic Note Value on a Disrupted Day. On the Inception Date, the Closing Intrinsic Note
Value is equal to the Principal Amount. As of any subsequent date of determination, the Closing Intrinsic Note Value is an amount per note equal to:
• (a) the Closing Intrinsic Note Value as of the immediately preceding Calculation Day times (b) the Daily Index Factor as of that date, minus
• the Daily Fee Deduction as of that date.
If the Closing Intrinsic Note Value on any Calculation Day is less than or equal to zero, the Closing Intrinsic Note Value will be deemed to be zero on that Calculation Day and each subsequent day.
Daily Fee Deduction. As of any date of determination, the Daily Fee Deduction is calculated by applying the investor fee of
0.85% per annum to the Closing Intrinsic Note Value as of the immediately preceding Calculation Day, calculated for the period from the immediately preceding Calculation Day to that date on an actual/360 basis.
If the level of the Index decreases or does not increase sufficiently to offset the negative effect of the investor fee, the
Closing Intrinsic Note Value will decline. You may lose some or all of your initial investment in the notes.
Timing of Payment upon Early Repurchase
Because the payment upon early repurchase is based on the Closing Intrinsic Note Value on the Repurchase Valuation Date,
which follows the deadline for submitting a Repurchase Notice, you will not know the payment upon early repurchase amount you will receive at the time you elect to request that we repurchase your notes. For example, if you request that we repurchase your notes in connection with the Repurchase Valuation Date occurring on Friday, June 6, 2025, the following timeline will apply:
Thursday, June 5, 2025 A Repurchase Notice must be received by 4:00 p.m., New York City time, and the Issuer or its affiliate must acknowledge receipt.

PS-9 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
Friday, June 6, 2025* The amount payable upon early repurchase is determined on the
Repurchase Valuation Date.
Monday, June 9, 2025* The payment upon early repurchase is made on the first** Business Day following the Repurchase Valuation Date, assuming that the Issuer’s acknowledgement does not specify a different Repurchase Date.
* Subject to postponement in the event of a Market Disruption Event and as described under “General Terms of Notes —
Postponement of a Valuation Date” below.
** The current standard settlement cycle is that the payment upon early repurchase would be made on the first Business Day following the Repurchase Valuation Date, assuming that the Issuer’s acknowledgement does not specify a different
Repurchase Date.

PS-10 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
Understanding the Value of the Notes
The initial offering price per note, the Closing Intrinsic Note Value and the Intraday Intrinsic Note Value are not the same as the trading price, which is the price at which you may be able to sell your notes in the secondary market, if one exists. An explanation of each of those values is set forth below:
Initial Offering Price to the Public
The initial offering price to the public is equal to the Principal Amount, which is $25 per note. The initial offering price reflects the value of the notes only on the Inception Date.
Closing Intrinsic Note Value
The Closing Intrinsic Note Value is calculated and published on each Calculation Day at 5:00 p.m., New York City time and is meant to represent the intrinsic value of the notes at the close of trading on that day. The Published ETN Value Calculation
Agent generally does not expect to calculate or publish the Closing Intrinsic Note Value on a Disrupted Day. See “Key Terms
— Terms Relating to Closing Intrinsic Note Value” and “How Are Payments on the Notes Determined, and What Fees Are
Incurred by Investors in the Notes?” above for additional information about how the Closing Intrinsic Note Value is calculated.
The publication of the Closing Intrinsic Note Value may occasionally be subject to further delay or postponement as described below.
The Closing Intrinsic Note Value is not the closing price or any other trading price of the notes in the secondary market and is not intended as a price or quotation, or as an offer or solicitation for the purchase or sale of your notes or as a recommendation to transact in the notes at the stated price. The trading price of the notes at any time may vary significantly from the Closing Intrinsic Note Value due to, among other things, imbalances of supply and demand (including as a result of any decision of ours to issue, stop issuing or resume issuing additional notes) for the notes, the Underlying Futures Contracts or the other derivatives related to the Index or the notes, lack of liquidity, severe volatility, transaction costs, credit considerations and bid-offer spreads.
Intraday Intrinsic Note Value
The Intraday Intrinsic Note Value is calculated and published by the Published ETN Value Calculation Agent every 15 seconds during NYSE Arca’s core trading session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, on each Index
Business Day and is meant to approximate the intrinsic value of the notes at that time. Any Intraday Intrinsic Note Value published on a Disrupted Day is subject to adjustment by the Note Calculation Agent. The Intraday Intrinsic Note Value will not be updated to reflect any trading in the Underlying Futures Contracts included in the Index underlying the notes that might take place after 4:00 p.m., New York City time. The Intraday Intrinsic Note Value at any time is calculated using the intraday level of the Index at that time determined by the Published ETN Value Calculation Agent based on the most recent market prices of the Underlying Futures Contracts at that time and not using the intraday level of the Index at that time as calculated and published by the Index Calculation Agent. While we expect the intraday level of the Index determined by the Published
ETN Value Calculation Agent using the most recent market prices of the Underlying Futures Contracts to be the same as the intraday level of the Index calculated and published by the Index Calculation Agent, it is possible that disruptions to data availability that affect the Published ETN Value Calculation Agent or the Index Calculation Agent could lead to a temporary divergence. The publication of the Intraday Intrinsic Note Value may be subject to delay, postponement or inaccuracy as described below.
The Intraday Intrinsic Note Value is not the closing price or any other trading price of the notes in the secondary market and is not intended as a price or quotation, or as an offer or solicitation for the purchase or sale of your notes or as a recommendation to transact in the notes at the stated price. No payments on the notes will be based on the
Intraday Intrinsic Note Value.
Because the Intraday Intrinsic Note Value is calculated using the intraday level of the Index determined by the Published ETN
Value Calculation Agent based on the most recent market prices of the Underlying Futures Contracts, it will be subject to any lags, disruptions or suspensions that affect the Underlying Futures Contracts. The trading price of the notes at any time may vary significantly from the Intraday Intrinsic Note Value at that time due to, among other things, imbalances of supply and demand (including as a result of any decision of ours to issue, stop issuing or resume issuing additional notes) for notes, the
Underlying Futures Contracts and/or other derivatives related to the Index or the notes, lack of liquidity, severe volatility, transaction costs, credit considerations and bid-offer spreads. A premium or discount over the Intraday Intrinsic Note Value can also arise in the trading price as a result of mismatches of trading hours between the notes and the Underlying Futures
Contracts, actions (or failure to take action) by us, the Index Sponsor, Primary Exchange, NYSE Arca and the Published ETN
Value Calculation Agent and technical or human errors by service providers, market participants and others. We do not guarantee the completeness or accuracy of or make any representation or warranty with regard to any published
Intraday Intrinsic Note Value, nor do we assume responsibility for losses or damages arising out of your use of or any subsequent corrections or amendments to such published value.

PS-11 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
Trading Price
The market value of the notes at any given time, which we refer to as the trading price, is the price at which you may be able to sell your notes in the secondary market, if one exists. In addition to NYSE Arca’s core trading session, trading of the notes may take place during NYSE Arca’s early trading session (which is currently from 4:00 a.m. to 9:30 a.m., New York City time)
or late trading session (which is currently from 4:00 p.m. to 8:00 p.m., New York City time) when the intrinsic value of the notes is not available for publication. The trading price of the notes at any time may vary significantly from the Intraday Intrinsic Note
Value or the Closing Intrinsic Note Value due to, among other things, imbalances of supply and demand (including as a result of any decision of ours to issue, stop issuing or resume issuing additional notes) for the notes, the Underlying Futures
Contracts or the other derivatives related to the Index or the notes, lack of liquidity, severe volatility, transaction costs, credit considerations, bid-offer spreads, mismatches of trading hours between the notes and Underlying Futures Contracts included in the Index underlying the notes, actions (or failure to take action) by us, the Index Sponsor, the Primary Exchange, NYSE
Arca and the Published ETN Value Calculation Agent and technical or human errors by service providers, market participants and others. These and other factors may cause the notes to trade at a premium or discount, which may be significant, in relation to the Intraday Intrinsic Note Value or the Closing Intrinsic Note Value. Investors can compare the trading price, if any, of the notes against the Intraday Intrinsic Note Value to determine whether the notes are trading in the secondary market at a premium or a discount to the intrinsic value of the notes at any given time.
If you pay a premium for the notes above the Closing Intrinsic Note Value and the Intraday Intrinsic Note Value, you
could incur significant losses if you sell your notes at a time when the premium is no longer present in the market.
Furthermore, if you sell your notes in the market at a time when the notes are trading at a discount below the Closing
Intrinsic Note Value and the Intraday Intrinsic Note Value, you will receive less than the Closing Intrinsic Note Value and the Intraday Intrinsic Note Value. This risk of trading loss could be heightened when the intrinsic value of the notes is not published during NYSE Arca’s early trading session or late trading session. You should consult your investment advisers before purchasing or selling the notes, especially if the notes are trading at a premium when you purchase the notes or at a discount when you sell the notes or when the intrinsic value of the notes is not published during NYSE Arca’s early trading session or late trading session.
In addition, the payment on the notes at maturity or upon early repurchase or redemption will be determined based on the Closing Intrinsic Note Value calculated on the Valuation Date, which may vary significantly from the trading price of the notes and will not reflect any premium. Therefore, if you pay a premium for the notes above the Closing
Intrinsic Note Value and the Intraday Intrinsic Note Value, you could also incur significant losses at maturity or upon early repurchase or redemption.
Bloomberg Ticker Symbols
The Bloomberg ticker symbols under which information relating to the Index can be located are set forth below. The publication of this information may occasionally be subject to delay or postponement.
Intraday Index Level: SPVXSTIT
Closing Index Level: SPVXSTIT
The Bloomberg ticker symbols and MerQube websites under which information relating to the notes currently can be located are set forth below. The information on the MerQube websites set forth below is not incorporated by reference into this pricing supplement and may change over time. The Published ETN Value Calculation Agent is responsible for calculating the Closing
Intrinsic Note Value and the Intraday Intrinsic Note Value for purposes of publication.
Closing Intrinsic Note Value:* VYLDCV http://merqube.com/indices/VYLDCV
Intraday Intrinsic Note Value:** VYLDIV http://merqube.com/indices/VYLDIV
Trading Price of the Notes: VYLD
* The Closing Intrinsic Note Value will be calculated and published on each Index Business Day at 5:00 p.m., New York City time. The publication of the Closing Intrinsic Note Value may occasionally be subject to further delay or postponement.
** The Intraday Intrinsic Note Value at any time is calculated using the intraday level of the Index determined by the Published
ETN Value Calculation Agent using the most recent market prices of the Underlying Futures Contracts and not using the
Intraday Index Level as calculated and published by the Index Calculation Agent. The publication of the Intraday Intrinsic Note
Value on the MerQube website above will generally be subject to a delay of at least 15 minutes and may be subject to postponement or inaccuracy as described above.

PS-12 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
Risk Factors
Your investment in the notes will involve significant risks. The notes do not guarantee any return of principal at, or prior to, maturity, early repurchase or redemption. Investing in the notes is not equivalent to taking a long position directly in the Index or taking a short position directly in the Underlying Futures Contracts or the VIX Index. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks, as well as the risks set forth in the “Risk Factors” section of the accompanying prospectus supplement, before you decide that an investment in the notes is appropriate for you.
Risks Relating to the Notes Generally
The notes differ from conventional debt securities and may not return any of your initial investment.
The notes do not pay any interest and do not guarantee any return of principal. The notes seek to provide exposure to the daily returns of the Index, subject to the daily deduction of an investor fee (and, upon early repurchase, the deduction of a repurchase fee unless waived by us). The level of the Index may be adversely affected by, among other things, an increase in volatility, the “volatility drag” effect explained below and “roll costs” that arise when the price of the second-month futures contract is lower than the price of the front-month futures contract. See “— Risks Relating to the Index” below. If the level of the Index decreases or does not increase sufficiently to offset the negative effect of the daily investor fee deduction (and, upon early repurchase, the deduction of a repurchase fee unless waived by us), the Closing Intrinsic Note Value will decline. You may lose some or all of your initial investment in the notes.
The notes may not be suitable for all investors and should only be purchased by investors with sophistication and knowledge necessary to understand the risks.
The notes should be purchased only by investors with the sophistication and knowledge necessary to understand the significant risks associated with investment in the notes, including the risks inherent in the Index, the Underlying Futures
Contracts and short investments in volatility as an asset class generally. See “— Risks Relating to the Index” below.
Investors should actively monitor their investments in the notes. However, no assurance can be given that you will be able to sell the notes at a price near their intrinsic value at the time you may seek to sell them. See “— Risks Relating to the
Secondary Market Prices of the Notes and the Trading Market and Liquidity of the Notes” below. You must be willing and able to bear this risk.
The Closing Intrinsic Note Value will reflect the daily deduction of an investor fee.
On each date of determination, the Closing Intrinsic Note Value will reflect the daily deduction of an investor fee at a rate of
0.85% per annum. As a result of this deduction, the Closing Intrinsic Note Value will trail the value of a hypothetical identically note from which no such deduction is made.
The notes are subject to our and credit risks of JPMorgan Financial and JPMorgan Chase & Co.
The notes are subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase &
Co., as guarantor of the notes. Our and JPMorgan Chase & Co.’s credit ratings and credit spreads may adversely affect the market value of the notes. Investors in the notes are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or the credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. Any payment on the notes is subject to our and JPMorgan Chase & Co’s creditworthiness. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
The notes will not have the benefit of any cross-default or cross-acceleration with other indebtedness of JPMorgan
Financial or JPMorgan Chase & Co.; a covenant default or bankruptcy, insolvency or reorganization event with respect to JPMorgan Chase & Co. does not constitute an event of default.
The notes will not have the benefit of any cross-default or cross-acceleration with other indebtedness of JPMorgan Financial or
JPMorgan Chase & Co. In addition, a covenant default by JPMorgan Chase & Co., or an event of bankruptcy, insolvency or reorganization of JPMorgan Chase & Co., does not constitute an event of default with respect to the notes.
The early redemption feature may force a potential early exit.
If we elect to redeem your notes early, the term of the notes will be reduced and you may lose some or all of your initial investment upon early redemption. You will not receive any further payments after the applicable Redemption Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk.
You will have no ownership rights in the Index, the Underlying Futures Contracts or the VIX Index.
Investing in the notes is not equivalent to taking a long position directly in the Index or taking a short position directly in the
Underlying Futures Contracts or the VIX Index. As an investor in the notes, you will not have any ownership interests or rights

PS-13 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
in the Index, the Underlying Futures Contracts or the VIX Index. Additionally, you will not have any ownership interests or rights to any equity securities comprising the S&P 500
®
Index, or any dividends or distributions relating to such securities or payment in respect of the options used to calculate the level of the VIX Index.
Market disruptions may adversely affect your return on the notes.
The Note Calculation Agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents the Note Calculation Agent from calculating the amount of any payment on the notes at maturity or upon early repurchase or redemption. These events may include disruptions or suspensions of trading in the futures contracts underlying the Index. If the Note Calculation Agent, in its sole discretion, determines that any of these events materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes, it is possible that the determination of the closing level of the Index and the determination of the payment at maturity or upon early repurchase or redemption will be postponed and that your return will be adversely affected. In addition, if any
Valuation Date is postponed to the last possible day and the closing level of the Index used to calculate the amount of any payment on the notes at maturity or upon early repurchase or redemption is not available on that day, the Note Calculation
Agent will nevertheless make determinations with respect to the closing level of the Index on that last possible day for purposes calculating the Closing Intrinsic Note Value on such Valuation Date. See “General Terms of Notes — Postponement
of a Valuation Date” and “General Terms of Notes — Postponement of the Maturity Date” in this pricing supplement for more information.
Risks Relating to the Index
The performance of the Index and the value of the notes may be affected, perhaps significantly, by an increase in market volatility, which may happen suddenly.
An increase in market volatility will likely cause the values of the Underlying Futures Contracts to increase. Because the Index provides short exposure to the Underlying Futures Contracts, an increase in the values of the Underlying Futures Contracts will generally negatively affect the level of the Index and the value of the notes. Market volatility can increase suddenly and significantly due to, among others, unexpected financial, economic, political or geopolitical events. A sudden and significant increase in market volatility is likely to cause the level of the Index and the value of the notes to decline suddenly and significantly.
Roll costs when the Underlying Futures Contracts are in backwardation or reduced roll yields when the Underlying
Futures Contracts are in contango will adversely affect the level of the Index and the value of the notes.
The Index tracks the total return from a synthetic rolling short position in the Underlying Futures Contracts. Unlike common equity securities, futures contracts, by their terms, have stated expirations and cannot be held past their expirations. As a result, a portion of the Index’s synthetic short exposure is rolled each day from the front-month futures contract to the second-
month futures contract so that all front-month futures contracts will be exited before that contract expires. Because of these daily partial rolls, the performance of the Index each day is exposed not only to changes in the prices of the Underlying
Futures Contracts, but also to any difference between the price of the front-month futures contracts and the price of the second-month futures contracts.
Excluding other considerations, when the markets for the Underlying Futures Contracts are in “backwardation,” meaning that the price of the front-month futures contract is higher than the price of the second-month futures contract, buying the higher-
priced front-month futures contracts to close out the short positions and selling the lower-priced second-month futures contracts to establish new short positions generate roll costs, independent from the daily changes in prices of the relevant futures contracts. The performance of the Index and the value of the notes is likely to be significantly reduced by the roll costs over time. While the Underlying Futures Contracts can experience backwardation in a variety of circumstances, backwardation is more likely to occur in cases where market volatility is above its longer-term average as market participants expect near-
term volatility to be higher than long-term volatility.
Conversely, when the markets for the Underlying Futures Contracts are in “contango,” meaning that the price of the front-
month futures contract is lower than the price of the second-month futures contract, buying the lower-priced front-month futures contracts to close out the short positions and selling the higher-priced second-month futures contracts to establish new short positions generate roll yields, independent from the daily changes in prices of the relevant futures contracts. Contango is more likely to occur in cases where market volatility is low as market participants expect long-term volatility to be higher than near-term volatility. If that expectation changes, the roll yields may be significantly reduced or turn into roll costs, which will adversely affect the performance of the Index and the value of the notes.
The Index may be adversely affected by a “volatility drag” effect.
The Index is expected to be subject to a “volatility drag” effect due to the short exposure to the daily return of the Underlying
Futures Contracts. The drag effect is likely to occur when the weighted average price of the Underlying Futures Contracts moves in one direction one roll day and the other direction the next. If the weighted average price of the Underlying Futures
Contract increases from one roll day to the next (which decreases the Index’s short exposure), subsequent negative

PS-14 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
performance of the Underlying Futures Contracts will have a lesser positive effect on the level of the Index. In addition, if the weighted average price of the Underlying Futures Contract decreases from one roll day to the next (which increases the
Index’s short exposure), subsequent positive performance of the Underlying Futures Contracts will have a greater negative effect on the level of the Index. The more this fact pattern repeats, the lower the performance of the Index will be relative to the performance of the Underlying Futures Contracts.
The Index provides short exposure to the daily “points-change” return of the Underlying Futures Contracts.
The Index provides exposure to the daily “points-change” return, and not the daily “percentage-change” return from a rolling synthetic short position in the Underlying Futures Contracts. As illustrated under “Hypothetical Examples” in this pricing supplement, in general, the Index will be less sensitive to the performance of the Underlying Futures Contracts than if it reflected a percentage-change return. Therefore, the notes may underperform an investment that provides short exposure to the daily percentage-change return from the Underlying Futures Contracts, perhaps significantly.
The notes do not provide direct short exposure to the VIX Index.
The notes provide exposure to the daily returns on the Index, which provides short exposure to the daily “points-change” return from a rolling synthetic short position in the futures contracts of specified maturities on the VIX Index and not direct exposure to the VIX Index. A variety of factors can lead to a disparity between the performance of a futures contract on the VIX Index and the performance of the VIX Index, including an implicit financing cost associated with futures contracts and policies of the exchange on which the futures contracts are traded, such as margin requirements. Therefore, your ability to benefit from any rise or fall in the level of the VIX Index is limited. The notes may not benefit from decreases in the level of the VIX Index because such decreases will not necessarily cause the price of Underlying Futures Contracts to decrease. Additionally, since the non-investable VIX Index is based on the price of a constantly changing portfolio of option contracts, rather than futures contracts subject to contango and backwardation, the Index and the return on the notes can experience severe downturns even when the level of the VIX Index remains constant.
The notes are not linked to the options used to calculate the VIX Index, to the actual volatility of the S&P 500
®
Index
or to the equity securities included in the S&P 500
®
Index.
The VIX Index measures the 30-day forward volatility of the S&P 500
®
Index as calculated based on the prices of certain put
and call options on the S&P 500
®
Index. The actual volatility of the S&P 500
®
Index may differ significantly from the level
predicted by the VIX Index. The intrinsic value of the notes is based on the level of the Index, which is based on the relevant futures contracts on the VIX Index. Your notes are not linked to the realized volatility of the S&P 500
®
Index and will not reflect
the return you would realize if you owned, or held a long position in, the equity securities underlying the S&P 500
®
Index or if
you traded the put and call options used to calculate the level of the VIX Index.
The Index has a limited operating history and may perform in unanticipated ways.
The Index was established on November 11, 2024 and therefore has a limited operating history. Any back-testing or similar analysis performed by any person in respect of the Index must be considered illustrative only and may be based on estimates or assumptions not used by the Index Sponsor when determining the level of the Index. Past performance should not be considered indicative of future performance.
Hypothetical back-tested data relating to the Index do not represent actual historical data and are subject to inherent limitations.
Hypothetical back-tested performance measures of the Index are purely theoretical and do not represent the actual historical performance of the Index and have not been verified by an independent third party. Hypothetical back-tested performance measures have inherent limitations. Hypothetical back-tested performance is derived by means of the retroactive application of a back-tested model that has been designed with the benefit of hindsight. Alternative modelling techniques might produce significantly different results and may prove to be more appropriate. Past performance, and especially hypothetical back-
tested performance, is not indicative of future results. This type of information has inherent limitations, and you should carefully consider these limitations before placing reliance on such information.
The Index is subject to significant risks associated with the Underlying Futures Contracts.
The Index tracks the daily “points-change” return from a rolling synthetic short position in the Underlying Futures Contracts.
The price of an Underlying Futures Contract depends not only on the level of the VIX Index, which is the underlying index referenced by the Underlying Futures Contracts, but also on a range of other factors, including but not limited to the performance and volatility of the U.S. stock market, changing supply and demand relationships, interest rates, corporate earnings reports, geopolitical events, governmental and regulatory policies and the policies of the Primary Exchange on which the Underlying Futures Contracts trade. In addition, the futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. These factors and others can cause the prices of the Underlying Futures Contracts to be volatile and could adversely affect the level of the Index and any payments on, and the value of, your notes.

PS-15 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
Concentration risks associated with the Index may adversely affect the value of your notes.
The Index provides exposure to futures contracts on the VIX Index with two different expiries that trade on the Primary
Exchange. Accordingly, the notes are less diversified than other funds, investment portfolios or indices investing in or tracking a broader range of products and, therefore, could experience greater volatility. You should be aware that other indices may be more diversified than the Index in terms of both the number and variety of futures contracts. You will not benefit, with respect to the notes, from any of the advantages of a diversified investment and will bear the risks of a highly concentrated investment.
Suspension or disruptions of market trading in the Underlying Futures Contracts may adversely affect the value of your notes.
Futures markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, the participation of speculators, and government regulation and intervention. In addition, futures exchanges generally have regulations that limit the amount of the Underlying Futures Contract price fluctuations that may occur in a single day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of those limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could delay the calculation of the level of the Index and could adversely affect the level of the
Index and any payments on, and the value of, your notes.
The official settlement price and intraday trading prices of the Underlying Futures Contracts may not be readily available.
The official settlement price and intraday trading prices of the Underlying Futures Contracts are calculated and published by the Primary Exchange and are used to calculate the level of the Index by the Index Calculation Agent and the intrinsic value of the notes by the Published ETN Value Calculation Agent. Any disruption in trading of the Underlying Futures Contracts could delay the release or availability of the official settlement price and intraday trading prices and may delay or prevent the calculation of the Index and the intrinsic value of the notes.
An increase in the margin requirements for the Underlying Futures Contracts may adversely affect the level of the
Index.
Futures exchanges require market participants to post collateral in order to open and keep open positions in the futures contracts. If the Primary Exchange increases the amount of collateral required to be posted to hold positions in the Underlying
Futures Contracts, market participants who are unwilling or unable to post additional collateral may liquidate their positions, which may cause the price or liquidity of the Underlying Futures Contracts to decline significantly. As a result, the level of the
Index and any payments on, and the value of, the notes may be adversely affected.
The notes are not regulated by the Commodity Futures Trading Commission (the “CFTC”).
The net proceeds to be received by us from the sale of the notes linked to the Index will not be used to purchase or sell any futures contracts or options on futures contracts for your benefit. An investment in the notes thus does not constitute either an investment in futures contracts or options on futures contracts or an investment in a collective investment vehicle that trades in these futures contracts (i.e., the notes will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the CFTC. Among other things, this means that we and the guarantor are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-
U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. For example, the price you pay to purchase notes will be used by us for our own purposes and will not be subject to customer funds segregation requirements provided to customers that trade futures on an exchange regulated by the CFTC.
Unlike an investment in the notes linked to the Index, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool, and its operator may be required to register with and be regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the notes will not be interests in a commodity pool, the notes will not be regulated by the CFTC as a commodity pool, we and the guarantor will not be registered with the CFTC as a commodity pool operator and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.
The Index may in the future include a futures contract that is not traded on regulated futures exchanges.
The Index is currently based solely on futures contracts traded on regulated futures exchanges (referred to in the United
States as “designated contract markets”). If these exchange-traded futures contracts cease to exist, or if the Index Sponsor substitutes the Underlying Futures Contracts in certain circumstances, the Index may in the future include futures contracts or over-the-counter contracts traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the

PS-16 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the U.S. Commodity
Exchange Act, or other applicable statutes and related regulations that govern trading on regulated U.S. futures exchanges or similar statutes and regulations that govern trading on regulated non-U.S. futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in the Index, may be subject to certain risks not presented by the Underlying Futures Contracts, including risks related to the liquidity and price histories of the relevant contracts.
Changes in SOFR may affect the level of the Index and the return of your notes.
Because the level of the Index is linked, in part, to the interest accrued on the notional value of the Index at a rate equal to
SOFR, changes in SOFR will affect the amount payable on your notes at maturity or upon redemption or early repurchase and, therefore, the market value of your notes. Assuming the trading prices of the futures contracts included in the Index to which your notes are linked remain constant, an increase in SOFR will increase the level of the Index and, therefore, the value of your notes. A decrease in SOFR will adversely impact the level of the Index and, therefore, the value of your notes.
SOFR will be affected by a number of factors and may be volatile.
The total return of the Index is calculated is in part based on SOFR. SOFR will depend on a number of factors, including, but not limited to:
• supply and demand for overnight U.S. Treasury repurchase agreements;
• general U.S. and global economic conditions;
• sentiment regarding underlying strength in the U.S. and global economies;
• inflation and expectations concerning inflation;
• sentiment regarding credit quality in the U.S. and global credit markets;
• central bank policy regarding interest rates;
• performance of capital markets; and
• any statements from public government officials regarding the cessation of SOFR.
These and other factors may have a negative effect on the performance of SOFR, on the return on Index and the notes and on the value of the notes in the secondary market. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates during corresponding periods. In addition, at any time, or in general over time, SOFR may be lower than other benchmark or market rates, including rates that would be earned on collateral posted in connection with actual trading in the Underlying Futures Contracts.
The SOFR Administrator may make changes that could adversely affect the level of SOFR or discontinue SOFR and has no obligation to consider your interest in doing so.
The Federal Reserve Bank of New York (or a successor), as the SOFR Administrator, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. If the manner in which SOFR is calculated is changed, that change may result in decrease in the total return on the Index, which may adversely affect the intrinsic value and the trading prices of the notes. The SOFR Administrator may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider the interests of holders of the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR.
Risks Relating to Conflicts of Interest
JPMS coordinated with the Index Sponsor in the development of the Index.
JPMS, an affiliate of ours, coordinated with the Index Sponsor in the development of the Index. JPMS had no obligation to consider your interests as an investor in the notes in connection with that role. The inclusion of any components in the Index is not an investment recommendation by us or JPMS of those components or indicative of any view that we or JPMS have regarding those components.
Our offering of the notes does not constitute an expression of our or JPMorgan Chase & Co.’s views about, or a recommendation of, the Index, the Underlying Futures Contracts or the VIX Index.
You should not take our offering of the notes as an expression of our or JPMorgan Chase & Co.’s views about how the Index, the Underlying Futures Contracts or the VIX Index will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in the Index, the Underlying Futures Contracts or the VIX Index, including through an investment in the notes. As a global financial institution, we, JPMorgan Chase & Co. and our affiliates may, and often do,

PS-17 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
have positions (long, short or both) in the Index, the Underlying Futures Contracts or the VIX Index that conflict with an investment in the notes. See “— We, JPMorgan Chase & Co. or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” below and “Use of Proceeds and
Hedging” in this pricing supplement for some examples of potential conflicting positions we, JPMorgan Chase & Co. or our affiliates may have. You should undertake an independent determination of whether an investment in the notes is appropriate for you in light of your specific investment objectives, risk tolerance and financial resources.
We, JPMorgan Chase & Co. or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities.
In anticipation of the sale of the notes, we, through our affiliates or others, may take long or short positions in the Index, a similar index or one or more Underlying Futures Contracts or in listed or over-the-counter options, futures, or other instruments linked to the Index, a similar index or one or more Underlying Futures Contracts. We may also adjust our hedge by, among other things, purchasing or selling any of the foregoing at any time and from time to time and close out or unwind our hedge by selling any of the foregoing. In addition, JPMS and other affiliates of ours or JPMorgan Chase & Co. also trade the foregoing on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management and to facilitate transactions, including block transactions, on behalf of customers. While we and JPMorgan Chase & Co. cannot predict an outcome, any of these hedging or other trading activities could potentially affect the level of the Index and may adversely affect the value of the notes or any payment on the notes. If we and our affiliates are unable to effectively hedge our obligations under the notes, we may limit, restrict or stop sales of additional notes, which could materially and adversely affect the liquidity and trading price of the notes in the secondary market. See “Use of Proceeds and Hedging” below for additional information about our and our affiliates’ hedging activities.
This hedging and trading activity may present a conflict of interest between your interests as a holder of the notes and the interests of our affiliates in hedging and other trading activities. These hedging and trading activities could also affect the price at which JPMS is willing to purchase your notes in the secondary market. In addition, our hedging counterparties expect to make a profit. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.
We, JPMorgan Chase & Co. or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our business activities.
In addition, in the course of our or JPMorgan Chase & Co.’s businesses, we or our affiliates may acquire nonpublic information about the Index, the Underlying Futures Contracts or the VIX Index, and we will not disclose any such information to you.
Furthermore, we, JPMorgan Chase & Co. or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the closing level of the Index. To the extent that we, JPMorgan Chase & Co. or one of our affiliates serves as issuer, agent or underwriter for these securities or financial instruments, we, JPMorgan Chase & Co. or our affiliate’s interests with respect to these securities or financial instruments may be adverse to those of the holders of the notes. By introducing competing products into the marketplace in this manner, we,
JPMorgan Chase & Co. or one or more of our affiliates could adversely affect the value of the notes.
We, JPMorgan Chase & Co. and our affiliates will have no obligation to consider your interests as a holder of the notes in taking any actions that might affect the level of the Index or the value of the notes.
We, JPMorgan Chase & Co. or our affiliates may have economic interests that are adverse to those of the holders of the notes due to JPMS’s role as Note Calculation Agent and our relationship with the Published ETN Value
Calculation Agent.
JPMS, one of our and JPMorgan Chase & Co.’s affiliates, will act as the Note Calculation Agent. The Note Calculation Agent
will make all necessary calculations and determinations in connection with the notes (other than those to be made by the Index
Calculation Agent and the Published ETN Value Calculation Agent), including calculations and determinations relating to any payments on the notes, Market Disruption Events, splits and reverse splits of the notes and the replacement of the Index with a successor index as well as any amendment to or confirmation of the Closing Intrinsic Note Value or the Intraday Intrinsic
Note Value calculated by the Published ETN Value Calculation Agent. In performing these duties, JPMS may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMS, as the
Note Calculation Agent, is entitled to exercise discretion. See “General Terms of Notes” in this pricing supplement.
An affiliate of ours currently has an approximately 10% equity interest in the Published ETN Value Calculation Agent, and an
employee of JPMS, another of our affiliates, is a member of the board of directors of the Published ETN Value Calculation
Agent. The Published ETN Value Calculation Agent is responsible for calculating the Closing Intrinsic Note Value, the Intraday
Intrinsic Note Value and the effective leverage factor for purposes of publication.

PS-18 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
We may have interests that are adverse to those of the holders of the notes due to the issuer redemption feature of the notes.
On any Business Day after the Initial Issue Date, we may, in our sole discretion, redeem the notes, in whole or in part. We will have no obligation to consider your interests as a holder of the notes in determining whether to redeem the notes.
We may have interests that are adverse to those of the holders of the notes due to the discretion to issue and sell additional notes and the discretion to limit, restrict or resume those sales or issuance.
In our sole discretion, and without providing you notice or obtaining your consent, we may decide to issue and sell additional notes from time to time. However, we are under no obligation to issue or sell additional notes at any time, and if we do sell or issue additional notes, we may limit or restrict those sales or issuances, and we may stop and subsequently resume selling or issuing additional notes at any time. Any notes held by us or an affiliate in inventory may be sold or lent to market participants who may have made short sales of the notes.
JPMS and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the notes or that may adversely affect the value of the notes, and may do so in the future.
JPMS and its affiliates may publish research reports, express opinions or provide recommendations from time to time that relate to the Index, the Underlying Futures Contracts or the VIX Index. These research reports, opinions or recommendations may be inconsistent with purchasing or holding the notes and could adversely affect the value of the notes. Any research, opinions or recommendations expressed by JPMS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes, the Index, the Underlying Futures Contracts and the VIX Index.
Risks Relating to the Secondary Market Prices of the Notes and the Trading Market and Liquidity of the Notes
A trading market may not develop, and the notes may not continue to be listed over their term.
Although we intend to list the notes on NYSE Arca, no assurance can be given as to the approval of the notes for listing or, if listed, the continued listing for the term of the notes, or the liquidity or trading market for the notes. There can be no assurance that a secondary market for the notes will develop. We are not required to maintain a listing on NYSE Arca or any other exchange.
The trading price of the notes in any secondary market may differ significantly from their intrinsic value.
The Closing Intrinsic Note Value is published on each Index Business Day and is meant to approximate the intrinsic value of the notes at the close of trading on that day, and the Intraday Intrinsic Note Value is calculated and published every 15 seconds during NYSE Arca’s core trading session on each Index Business Day and is meant to approximate the intrinsic value of the notes at that time. See “Understanding the Value of the Notes” above in this pricing supplement. In contrast, the trading price of the notes at any time is the price at which you may be able to sell your notes in the secondary market at that time, if one exists. In addition to NYSE Arca’s core trading session, trading of the notes may take place during NYSE Arca’s early trading session or late trading session when the intrinsic value of the notes is not available for publication.
The trading price of the notes at any time may vary significantly from their intrinsic value at that time due to, among other things, imbalances of supply and demand (including as a result of any decision of ours to issue, stop issuing or resume issuing additional notes) for the notes, the Underlying Futures Contracts or the other derivatives related to the Index or the notes, lack of liquidity, severe volatility, transaction costs, credit considerations and bid-offer spreads. A premium or discount over the intrinsic value of the notes can also arise in the trading price as a result of mismatches of trading hours between the notes and the futures contracts included in the Index underlying the notes, actions (or failure to take action) by us, the Index Sponsor, the
Primary Exchange, the NYSE Arca and the Published ETN Value Calculation Agent and technical or human errors by service providers, market participants and others. If you pay a premium for the notes above their intrinsic value, you could incur significant losses if you sell your notes at a time when the premium is no longer present in the market. Furthermore, if you sell your notes in the market at a time when the notes are trading at a discount below their intrinsic value, you will receive less than their intrinsic value. This risk of trading loss could be heightened when the intrinsic value of the notes is not published during NYSE Arca’s early trading session or late trading session. You should consult your investment advisers before purchasing or selling the notes, especially if the notes are trading at a premium when you purchase the notes or at a discount when you sell the notes or when the intrinsic value of the notes is not published during NYSE Arca’s early trading session or late trading session.
In addition, the payment on the notes at maturity or upon early repurchase or redemption will be determined based on their intrinsic value on the relevant Valuation Date, which may vary significantly from the trading price of the notes and will not reflect any premium. Therefore, if you pay a premium for the notes above their intrinsic value, you could also incur significant losses at maturity or upon early repurchase or redemption.

PS-19 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
The Underlying Futures Contracts may trade at a time when the notes are not trading or when the intrinsic value of the notes is not available for publication.
Significant price movements may take place in the Underlying Futures Contracts during periods when the notes are not trading or when the intrinsic value of the notes is not available for publication. These price movements will not be reflected immediately in the trading price of the notes, the Intraday Intrinsic Note Value or the Closing Intrinsic Note Value.
The liquidity of the market for the notes may vary materially over time, including as a result of any decision of ours to issue, stop issuing or resume issuing additional notes.
In our sole discretion, and without providing you notice or obtaining your consent, we may decide to issue and sell additional notes from time to time. However, we are under no obligation to issue or sell additional notes at any time, and if we do sell additional notes, we may limit or restrict those sales, and we may stop and subsequently resume selling additional notes at any time. If we limit, restrict or stop sales of such additional notes, or if we subsequently resume sales of such additional notes, the liquidity and trading price of the notes in the secondary market could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional notes, we reserve the right to resume selling additional notes at any time, which might result in the reduction or elimination of any premium in the trading price. See “— The trading price of the notes in any secondary market may differ significantly from their intrinsic value” above.
In addition, affiliates of ours may engage in limited purchase and resale transactions in the notes, although they are not required to do so. The number of notes outstanding or held by persons other than our affiliates could be further reduced at any time due to early repurchase of the notes or due to our or our affiliates’ purchases of notes in the secondary market. A suspension of additional issuances of the notes could result in a significant reduction in the number of outstanding notes if investors subsequently exercise their right to have the notes repurchased by us.
Accordingly, the number of outstanding notes, and their liquidity, could vary substantially over the term of the notes. There may not be sufficient liquidity to enable you to sell your notes readily, and you may suffer substantial losses and/or sell your notes at prices substantially less than their intrinsic value, including being unable to sell them at all or only for a price of zero in the secondary market. In addition, any election by holders to request that we repurchase the notes will be subject to the restrictive conditions and procedures described in this pricing supplement, including the condition that you may request repurchase of at least 50,000 notes at any one time and that you may only exercise your right to require us to repurchase the notes once per week. Unless we waive or reduce the minimum repurchase size, if the total number of outstanding notes is close to or below 50,000, you may not be able to purchase enough notes to meet the minimum repurchase size requirement in order to exercise your early repurchase right. The unavailability of the repurchase right can result in the notes trading in the secondary market at a discount below their intrinsic value.
Many economic and market factors will impact the secondary market price of the notes.
The secondary market price of the notes during their term will be affected by a number of economic and market factors, which may either offset or magnify each other, aside from the level of the Index, including:
• any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
• the actual and expected volatility in the Index;
• the time to maturity of the notes;
• the forward implied volatility of the S&P 500
®
Index;
• the supply and demand for the Underlying Futures Contracts;
• interest and yield rates in the market generally;
• supply and demand for the notes, including inventory positions with any market maker (supply and demand for the notes will be affected by any decision of ours to issue, stop issuing or resume issuing additional notes); and
• a variety of economic, financial, political, regulatory and judicial events.
There are restrictions on the minimum number of notes you may request that we repurchase and the dates on which you may exercise your right to have us repurchase your notes.
If you elect to exercise your right to have us repurchase your notes, subject to our waiver or reduction of the minimum repurchase size, you must request that we repurchase at least 50,000 notes on the applicable Repurchase Date. Unless we waive or reduce the minimum repurchase size, if you own fewer than 50,000 notes, you will not be able to have us repurchase your notes. Your request that we repurchase your notes is valid only if we receive your Repurchase Notice by no later than
4:00 p.m., New York City time, on the Business Day immediately preceding the applicable Repurchase Valuation Date
(generally Thursday). Once delivered, a Repurchase Notice may not be revoked. If we do not receive your Repurchase
Notice by the deadline, your Repurchase Notice will not be effective, and we will not repurchase your notes on the corresponding Repurchase Date. In addition, because of the timing requirements of the Repurchase Notice, settlement of the repurchase may be prolonged when compared to a sale and settlement in the secondary market.

PS-20 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
You will not know the payment upon early repurchase or the Repurchase Date at the time you elect to request that we repurchase your notes.
You will not know the amount payable upon early repurchase or the Repurchase Date at the time you elect to request that we repurchase your notes. Your notice must be received by us no later than 4:00 p.m., New York City time, on the Business Day immediately preceding the applicable Repurchase Valuation Date. The Issuer’s acknowledgement may specify a Repurchase
Date that follows the Repurchase Valuation Date by up to five Business Days. In addition, the amount payable upon early repurchase will not be determined until the applicable Repurchase Valuation Date, subject to postponement in the event of a
Market Disruption Event and as described under “General Terms of Notes — Postponement of a Valuation Date” in this pricing supplement. As a result, you will be exposed to market risk after you submit your request.
Tax Risks Relating to the Notes
The tax consequences of an investment in the notes are unclear.
There is no direct legal authority as to the proper U.S. federal income tax treatment of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes. Based on current market conditions, in the opinion of our special tax counsel, Davis Polk & Wardwell LLP, the notes should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes.
The IRS might not accept, and a court might not uphold, the treatment of the notes as “open transactions” that are not debt instruments, as described in “Material U.S. Federal Income Tax Consequences” in this document. If the IRS were successful in asserting an alternative treatment for the notes, the timing and character of any income or loss on the notes could be materially affected. For example, the IRS could seek to treat the notes as “contingent payment debt instruments.” In this event, you will be required to accrue into income original issue discount on your notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes, subject to certain adjustments although you will not receive any payments on the notes until maturity or an earlier disposition. In addition, any gain recognized at maturity, upon early repurchase or redemption or upon a sale or exchange of your notes generally will be treated as interest income and, if you recognize a loss above certain thresholds, you might be required to file a disclosure statement with the IRS.
In 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the notes. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by the notice described above.
Non-U.S. Holders should evaluate an investment in the notes in light of their particular circumstances, including the applicability of any income tax treaties.
Internal Revenue Code Section 871(m) and Treasury regulations promulgated thereunder (“Section 871(m)”) generally imposes a 30% withholding tax (or a lower rate under the dividend provision of an applicable income tax treaty) on certain
“dividend equivalents” paid or deemed paid with respect to derivatives linked to U.S. stocks or indices that include U.S. stocks under certain circumstances, even in cases where the derivatives do not provide for payments explicitly linked to dividends. In general, this withholding regime applies to derivatives that substantially replicate the economic performance of one or more underlying U.S. stocks, as determined when the derivative is issued, based on one of two tests set forth in the regulations.
Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying
Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld. Non-U.S. Holders should consult their tax advisers regarding the potential application of withholding tax to the notes.

PS-21 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
Hypothetical Examples
The notes may not be suitable for all investors and should be used only by investors with the sophistication and knowledge necessary to understand the risks inherent in the Index and the Underlying Futures Contracts and short investments in volatility as an asset class generally. Investors should consult with their broker or financial advisor when making an investment decision and to evaluate their investment in the notes and the potential adverse consequences of seeking short investment results and should actively manage and monitor their investments in the notes.
Examples 1 and 2 below illustrate the performance of the notes linked to the Index, which tracks the daily “points-change”
return, as compared to an investment linked to a hypothetical index that tracks the daily “percentage-change” return, from a rolling synthetic short position in the Underlying Futures Contracts based on assumed daily weighted average prices of the
Underlying Futures Contracts. Example 3 below illustrates the effect of the volatility drag on the Index and note performance due
to the short exposure to the Underlying Futures Contracts based on assumed daily weighted average prices of the
Underlying Futures Contracts. Examples 4 and 5 illustrate the effect of the investor fee deduction on the performance of the notes based on assumed closing levels of the Index. For illustrative purposes only, the hypothetical examples set forth below assume the following:
• the Closing Intrinsic Note Value on hypothetical Calculation Day 0 was $25.00;
• the closing levels of the Index (tracking a “points-change” return) and the hypothetical index (tracking a “percentage-
change” return) on hypothetical Calculation Day 0 were 100.00 (which does not represent the actual closing level of the Index);
• for ease of analysis, the closing levels of the Index and the hypothetical index on any hypothetical Calculation Day does not reflect any interest accrual;
• for ease of analysis, each Calculation Day is a roll day for the Underlying Futures Contracts but there is no roll cost or roll yield (i.e., on each roll day, both Underlying Futures Contracts have the same price);
• for ease of analysis, the Calculation Days and roll days in the relevant period for each example below occur on consecutive calendar days (i.e., weekends and holidays are disregarded); and
• no market disruption event occurs.
In addition, in order to demonstrate the differences between the daily points-change return and the daily percentage-
change return from a rolling short position in the Underlying Futures Contracts and the isolated effect of volatility drag, examples 1, 2 and 3 assume an investor fee of 0%. If the actual investor fee were applied in those examples, the performance of the notes would be worse than the performance shown for those examples.
Each hypothetical value relating to the Index or the notes set forth in this section is for illustrative purposes only and may not be the actual value applicable to a purchaser of the notes. The actual performance of the Index and the notes will vary, perhaps significantly, from the examples illustrated below. The numbers appearing in the following tables have been rounded for ease of analysis.
In examples 1 and 2, on any Calculation Day,
• the closing level of the Index, which tracks a “points-change” return, increases or decreases from its closing level on the immediately preceding Calculation Day by a percentage equal to (i) the daily dollar amount change in daily weighted average price of the Underlying Futures Contracts from the immediately preceding Calculation Day divided by (ii) 100;
• the closing level of the hypothetical index that tracks a “percentage-change” return increases or decreases from its closing level on the immediately preceding Calculation Day by a percentage equal to (i) the daily dollar amount change in the daily weighted average price of the Underlying Futures Contracts from the immediately preceding
Calculation Day divided by (ii) the daily weighted average price of the Underlying Futures Contracts on the immediately preceding Calculation Day.

PS-22 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
Example 1 — The daily weighted average price of the Underlying Futures Contracts increases over time.
“Points-Change” Return Used by the Index
Calculation
Day
Daily Weighted
Average Price of
the Underlying
Futures Contracts
Closing
Level of
the Index Daily Index Facto
r
Closing
Intrinsic Note
V
alue Daily Note Return
0 $20.00 100.00 $25.0000
1 $21.00 99.00 0.990 $24.7500 -1.00%
2 $21.60 98.41 0.994 $24.6015 -0.60%
3 $22.50 97.52 0.991 $24.3801 -0.90%
4 $23.00 97.03 0.995 $24.2582 -0.50%
5 $24.60 95.48 0.984 $23.8701 -1.60%
6 $25.00 95.10 0.996 $23.7746 -0.40%
7 $25.50 94.62 0.995 $23.6557 -0.50%
8 $26.00 94.15 0.995 $23.5374 -0.50%
9 $26.20 93.96 0.998 $23.4903 -0.20%
10 $27.00 93.21 0.992 $23.3024 -0.80%
Total Index Return -6.79%
Total Return on Notes -6.79%
“Percentage-Change” Return NOT Used by the Index
Calculation
Day
Daily Weighted
Average Price of
the Underlying
Futures Contracts
Closing
Level of the
Hypothetical
Index Daily Index Facto
r
Closing
Intrinsic Note
V
alue
Daily Investment
Return
0 $20.00 100.00 $25.0000
1 $21.00 95.00 0.950 $23.7500 -5.00%
2 $21.60 92.29 0.971 $23.0714 -2.86%
3 $22.50 88.44 0.958 $22.1101 -4.17%
4 $23.00 86.48 0.978 $21.6188 -2.22%
5 $24.60 80.46 0.930 $20.1149 -6.96%
6 $25.00 79.15 0.984 $19.7878 -1.63%
7 $25.50 77.57 0.980 $19.3920 -2.00%
8 $26.00 76.05 0.980 $19.0118 -1.96%
9 $26.20 75.46 0.992 $18.8656 -0.77%
10 $27.00 73.16 0.969 $18.2895 -3.05%
Total Index Return -26.84%
Total Return on Investment -26.84%
This example illustrates that, if the weighted average price of the Underlying Futures Contracts increases over time, both the
Index tracking the daily points-change return
from a rolling short position in the Underlying Futures Contracts and the hypothetical index tracking daily percentage-change return decline from 100, but the Index, which has a smaller decline, outperforms the hypothetical index. In this situation, the notes will outperform an investment that provides short exposure to the daily percentage-change return from the Underlying Futures Contracts.

PS-23 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
Example 2 — The daily weighted average price of the Underlying Futures Contracts decreases over time.
“Points-Change” Return Used by the Index
Calculation
Day
Daily Weighted
Average Price of
the Underlying
Futures Contracts
Closing
Level of
the Index Daily Index Facto
r
Closing
Intrinsic Note
V
alue Daily Note Return
0 $20.00 100.00 $25.0000
1 $19.70 100.30 1.003 $25.0750 0.30%
2 $18.60 101.40 1.011 $25.3508 1.10%
3 $18.00 102.01 1.006 $25.5029 0.60%
4 $17.20 102.83 1.008 $25.7070 0.80%
5 $16.10 103.96 1.011 $25.9897 1.10%
6 $15.60 104.48 1.005 $26.1197 0.50%
7 $15.00 105.11 1.006 $26.2764 0.60%
8 $14.60 105.53 1.004 $26.3815 0.40%
9 $13.80 106.37 1.008 $26.5926 0.80%
10 $13.00 107.22 1.008 $26.8053 0.80%
Total Index Return 7.22%
Total Return on Notes 7.22%
“Percentage-Change” Return NOT Used by the Index
Calculation
Day
Daily Weighted
Average Price of
the Underlying
Futures Contracts
Closing
Level of the
Hypothetical
Index Daily Index Facto
r
Closing
Intrinsic Note
V
alue
Daily Investment
Return
0 $20.00 100.00 $25.0000
1 $19.70 101.50 1.015 $25.3750 1.50%
2 $18.60 107.17 1.056 $26.7919 5.58%
3 $18.00 110.62 1.032 $27.6561 3.23%
4 $17.20 115.54 1.044 $28.8853 4.44%
5 $16.10 122.93 1.064 $30.7326 6.40%
6 $15.60 126.75 1.031 $31.6870 3.11%
7 $15.00 131.62 1.038 $32.9058 3.85%
8 $14.60 135.13 1.027 $33.7833 2.67%
9 $13.80 142.54 1.055 $35.6344 5.48%
10 $13.00 150.80 1.058 $37.7002 5.80%
Total Index Return 50.80%
Total Return on Investment 50.80%
This example illustrates that, if the weighted average price of the Underlying Futures Contracts decreases over time, both the
Index tracking the daily points-change return
from a rolling short position in the Underlying Futures Contracts and the hypothetical index tracking daily percentage-change return increase above 100, but the Index, which has a smaller increase, underperforms the hypothetical index. In this situation, the notes will underperform an investment that provides short exposure to the daily percentage-change return from the Underlying Futures Contracts.

PS-24 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
Example 3 — The weighted average price of the Underlying Futures Contracts generally decreases, but in a highly volatile manner, over a period of 22 Calculation Days.
Calculation
Day
Daily Weighted
Average Price of
the Underlying
Futures Contracts
Closing
Level of
the Index Daily Index Facto
r
Closing
Intrinsic Note
V
alue Daily Note Return
0 $20.00 100.00 $25.0000
1 $26.00 94.00 0.940 $23.5000 -6.00%
2 $16.50 102.93 1.095 $25.7325 9.50%
3 $25.50 93.67 0.910 $23.4166 -9.00%
4 $17.00 101.63 1.085 $25.4070 8.50%
5 $24.50 94.01 0.925 $23.5015 -7.50%
6 $19.00 99.18 1.055 $24.7940 5.50%
7 $26.50 91.74 0.925 $22.9345 -7.50%
8 $18.00 99.54 1.085 $24.8839 8.50%
9 $24.50 93.07 0.935 $23.2665 -6.50%
10 $18.50 98.65 1.060 $24.6625 6.00%
11 $23.00 94.21 0.955 $23.5526 -4.50%
12 $16.00 100.81 1.070 $25.2013 7.00%
13 $23.50 93.24 0.925 $23.3112 -7.50%
14 $15.00 101.17 1.085 $25.2927 8.50%
15 $22.50 93.58 0.925 $23.3957 -7.50%
16 $16.50 99.20 1.060 $24.7995 6.00%
17 $25.00 90.77 0.915 $22.6915 -8.50%
18 $17.50 97.57 1.075 $24.3934 7.50%
19 $23.00 92.21 0.945 $23.0517 -5.50%
20 $16.00 98.66 1.070 $24.6654 7.00%
21 $23.50 91.26 0.925 $22.8155 -7.50%
22 $19.00 95.37 1.045 $23.8422 4.50%
Total Index Return -4.63%
Total Return on Notes -4.63%
In this example, even though the average weighted price of the Underlying Futures Contracts has decreased by 5% over a period of 22 Calculation Days, the return of the Index and the return of the notes that provide short exposure to the daily points-change return from the Underlying Futures Contracts are -4.63% (NOT positive 5%), demonstrating the effect of volatility drag on the Index performance, and consequently, the note performance.

PS-25 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
Examples 4 and 5 reflect the actual investor fee of 0.85% per annum.
Example 4 — The closing level of the Index generally increases over a period of 22 Calculation Days.
Example 5 — The closing level of the Index generally decreases over a period of 22 Calculation Days.
Calcul
ation
Da
y
Closing
Level of
the Index
Daily Index
Factor
Daily Fee
Deduction
Running Total of
Daily Fee
Deduction
Closing
Intrinsic Note
V
alue
Daily Note Return
0 100.00 $25.0000
1 97.00 0.970 $0.0006 $0.0006 $24.2494 -3.00%
2 95.50 0.985 $0.0006 $0.0012 $23.8738 -1.55%
3 94.00 0.984 $0.0006 $0.0017 $23.4983 -1.57%
4 98.00 1.043 $0.0006 $0.0023 $24.4977 4.25%
5 103.00 1.051 $0.0006 $0.0029 $25.7470 5.10%
6 105.00 1.019 $0.0006 $0.0035 $26.2463 1.94%
7 101.50 0.967 $0.0006 $0.0041 $25.3708 -3.34%
8 99.00 0.975 $0.0006 $0.0047 $24.7453 -2.47%
9 96.50 0.975 $0.0006 $0.0053 $24.1199 -2.53%
10 95.00 0.984 $0.0006 $0.0058 $23.7444 -1.56%
11 94.50 0.995 $0.0006 $0.0064 $23.6188 -0.53%
12 92.00 0.974 $0.0006 $0.0070 $22.9934 -2.65%
13 93.50 1.016 $0.0005 $0.0075 $23.3678 1.63%
14 91.00 0.973 $0.0006 $0.0081 $22.7424 -2.68%
15 89.50 0.984 $0.0005 $0.0086 $22.3670 -1.65%
16 88.00 0.983 $0.0005 $0.0091 $21.9916 -1.68%
17 86.50 0.983 $0.0005 $0.0096 $21.6162 -1.71%
18 85.50 0.988 $0.0005 $0.0101 $21.3658 -1.16%
19 85.00 0.994 $0.0005 $0.0107 $21.2404 -0.59%
20 84.50 0.994 $0.0005 $0.0112 $21.1149 -0.59%
21 83.50 0.988 $0.0005 $0.0117 $20.8646 -1.19%
22 83.00 0.994 $0.0005 $0.0121 $20.7391 -0.60%
Total Index Return -17.00%
Total Return on Notes -17.04%
These two examples demonstrate that the performance of the notes over a period, after taking into the negative effect of the investor fee deduction, will be lower than the performance of the Index over that period.
Calcul
ation
Da
y
Closing
Level of
the Index
Daily Index
Facto
r
Daily Fee
Deduction
Running Total
of Daily Fee
Deduction
Closing Intrinsic Note
V
alue
Daily Note
Return
0 100.00 $0.0006 $25.0000 3.00%
1 103.00 1.030 $0.0006 $0.0006 $25.7494 2.91%
2 106.00 1.029 $0.0006 $0.0012 $26.4988 -4.25%
3 101.50 0.958 $0.0006 $0.0018 $25.3732 2.95%
4 104.50 1.030 $0.0006 $0.0024 $26.1226 5.74%
5 110.50 1.057 $0.0007 $0.0030 $27.6218 -2.26%
6 108.00 0.977 $0.0006 $0.0037 $26.9962 -5.56%
7 102.00 0.944 $0.0006 $0.0043 $25.4958 -2.45%
8 99.50 0.975 $0.0006 $0.0049 $24.8703 -1.51%
9 98.00 0.985 $0.0006 $0.0055 $24.4948 2.55%
10 100.50 1.026 $0.0006 $0.0061 $25.1191 0.99%
11 101.50 1.010 $0.0006 $0.0067 $25.3684 -2.47%
12 99.00 0.975 $0.0006 $0.0073 $24.7430 -1.52%
13 97.50 0.985 $0.0006 $0.0079 $24.3675 1.02%
14 98.50 1.010 $0.0006 $0.0084 $24.6168 2.54%
15 101.00 1.025 $0.0006 $0.0090 $25.2411 1.48%
16 102.50 1.015 $0.0006 $0.0096 $25.6153 0.49%
17 103.00 1.005 $0.0006 $0.0102 $25.7397 2.91%
18 106.00 1.029 $0.0006 $0.0108 $26.4888 2.36%
19 108.50 1.024 $0.0006 $0.0115 $27.1129 2.30%
20 111.00 1.023 $0.0007 $0.0121 $27.7370 2.25%
21 113.50 1.023 $0.0007 $0.0128 $28.3610 1.32%
22 115.00 1.013 $0.0006 $0.0134 $28.7352 3.00%
Total Index Return 15.00%
Total Return on Notes 14.94%

PS-26 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
Use of Proceeds and Hedging
We intend to lend the net proceeds we receive from the sale of the notes to JPMorgan Chase & Co. We expect that
JPMorgan Chase & Co will use the proceeds from these loans to provide additional funds for its operations and for other general corporate purposes and, in part, in connection with hedging our obligations under the notes. JPMS, as an agent and a
FINRA member, will be entitled to receive the aggregate profits generated from the Daily Fee Deduction.
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How Are Payments on the Notes Determined, and What Fees Are Incurred by Investors in the Notes?” and
“Hypothetical Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “Key Terms —
Index” in this pricing supplement for a description of the market exposure provided by the notes.
The notes may not be suitable for all investors and should be used only by investors with the sophistication and knowledge necessary to understand the risks inherent in the Index and the Underlying Futures Contracts and short investments in volatility as an asset class generally. Investors should consult with their broker or financial advisor when making an investment decision and to evaluate their investment in the notes and the potential adverse consequences of seeking short investment results and should actively manage and monitor their investments in the notes.
On or prior to the Inception Date and the pricing date of any additional notes, we, through our affiliates or others, expect to hedge some or all of our anticipated exposure in connection with the notes. In addition, from time to time after the notes are issued, we, through our affiliates or others, may enter into additional hedging transactions and close out or unwind those we or our affiliates have entered into, in connection with the notes and possibly in connection with our or our affiliates’ exposure to the Index or one or more Underlying Futures Contracts. To accomplish this, we, through our affiliates or others, may take long or short positions in the Index, a similar index or one or more Underlying Futures Contracts or in listed or over-the-counter options, futures, or other instruments linked to the Index, a similar index or one or more Underlying Futures Contracts. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in the foregoing. If we and our affiliates are unable to effectively hedge our obligations under the notes, we may limit, restrict or stop sales of additional notes, which could materially and adversely affect the liquidity and trading price of the notes in the secondary market.
While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially affect the closing level of the Index in a manner that adversely affects the value of the notes or any payment on the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines. See “Risk Factors — Risks Relating to
Conflicts of Interest — We, JPMorgan Chase & Co. or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” above.
We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. We may hedge our exposure on the notes directly or we may aggregate this exposure with other positions taken by us and our affiliates with respect to our exposure to the Index or one or more Underlying Futures Contracts. No noteholder will have any rights or interest in our hedging activity or any positions that we, any of our affiliates or any unaffiliated counterparties may take in connection with our hedging activity.

PS-27 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
General Terms of Notes
This “General Terms of Notes” section supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus.
General
The notes are unsecured and unsubordinated obligations of JPMorgan Financial, the payment of which is fully and unconditionally guaranteed by JPMorgan Chase & Co. The notes will rank pari passu with all of JPMorgan Financial’s other unsecured and unsubordinated obligations. JPMorgan Chase & Co.’s guarantee of the notes will rank pari passu with all of
JPMorgan Chase & Co.’s other unsecured and unsubordinated obligations. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
The notes are a series of debt securities issued by JPMorgan Financial referred to in the prospectus supplement and the prospectus and will be issued by JPMorgan Financial under an indenture dated February 19, 2016, as may be amended or supplemented from time to time, among JPMorgan Financial, JPMorgan Chase & Co. and Deutsche Bank Trust Company
Americas, as trustee.
The notes will be represented by a permanent global note registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of
Securities — Book-Entry System” in the prospectus. The notes will initially be represented by a type of global note referred to as a master note. A master note represents multiple securities that may be issued at different times and that may have different terms. In connection with each issuance of the notes, the trustee and/or paying agent will, in accordance with instructions from the us, make appropriate entries or notations in its records relating to the master note representing the notes to indicate that the master note evidences the notes of that issuance.
The notes will be issued in minimum denominations equal to the Principal Amount.
We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount, if any, payable with respect to the notes on the applicable date or dates. We will give DTC irrevocable instructions and authority to pay the applicable amount to the holders of the notes entitled thereto.
Subject to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.
Note Calculation Agent, Index Calculation Agent and Published ETN Value Calculation Agent
We and JPMorgan Chase & Co. may appoint a different Note Calculation Agent, Index Calculation Agent or Published ETN
Value Calculation Agent from time to time without your consent and without notifying you.
The Note Calculation Agent will make all necessary calculations and determinations in connection with the notes (other than those to be made by the Index Calculation Agent or the Published ETN Value Calculation Agent), including calculations and determinations relating to any payments on the notes and the assumptions used to determine the pricing of the notes as well as any amendment to or confirmation of the Closing Intrinsic Note Value or the Intraday Intrinsic Note Value calculated by the
Published ETN Value Calculation Agent. The Index Calculation Agent will determine the closing level on each Index Business
Day, except as described below under “—Postponement of a Valuation Date.” The Published ETN Value Calculation Agent is
responsible for calculating the Closing Intrinsic Note Value and the Intraday Intrinsic Note Value for purposes of publication.
All determinations made by the Note Calculation Agent, the Index Calculation Agent or the Published ETN Value Calculation
Agent will be at the sole discretion of the Note Calculation Agent, the Index Calculation Agent or the Published ETN Value
Calculation Agent, as applicable, and will, in the absence of manifest error, be conclusive for all purposes and binding on you, us and JPMorgan Chase & Co.
The Note Calculation Agent will provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, of any amount payable on the notes at or prior to 11:00 a.m., New York City time, on the date on which payment is to be made.
All values with respect to calculations in connection with the notes will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655). Notwithstanding the foregoing, all dollar amounts related to determination of any payment on the notes per note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655), and all dollar amounts payable, if any, on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

PS-28 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
Split or Reverse Split of the Notes
We may initiate a split or reverse split of the notes at any time. We will determine the ratio of such split or reverse split, as applicable, using relevant market indicia in our sole discretion. If we decide to initiate a split or reverse split, as applicable, we will issue a notice to holders of the notes and a press release announcing the split or reverse split and the ratio and specifying the effective date of the split or reverse split, which will be at least three Business Days after the date on which the split or reverse split, as applicable, is announced, which we refer to as the “announcement date.” The record date for a share split or reverse split will be the Business Day immediately preceding the effective date or such other date as required under any applicable rules or regulations.
If the notes undergo a split or reverse split, we will adjust the terms of the notes as may be necessary or desirable to effectuate that split or reverse split, as applicable, including, without limitation, the Principal Amount, the Closing Intrinsic Note
Value, the Daily Fee Deduction and the minimum number of notes you may request that we repurchase. For example, if the notes undergo a 4-for-1 split, each noteholder who holds one note via DTC prior to the split will, after the split, hold four notes, and the Principal Amount, the Closing Intrinsic Note Value and the Daily Fee Deduction will be adjusted as may be necessary or desirable to equal 1/4 of their respective values that would have prevailed in the absence of the 4-for-1 split. In addition, the minimum number of notes you may request that we repurchase will be increased to equal 4 times its prior value.
In the case of a reverse split, noteholders who hold a number of notes that is not evenly divisible by the relevant ratio will receive the same treatment as all other noteholders for the maximum number of notes they hold that is evenly divisible by the relevant ratio, and we will have the right to compensate noteholders for their remaining or “partial” notes in a manner determined by the Note Calculation Agent in its sole discretion. Our current intention is to provide holders with a cash payment for their partial notes in an amount equal to the appropriate percentage of the relevant Closing Intrinsic Note Value on a specified Index Business Day no later than 20 Index Business Days following the announcement date, with payment to be made on a specified Business Day no later than five Business Days following the date on which the amount of the payment is determined.
Postponement of the Maturity Date
If the scheduled Maturity Date is not a Business Day, then the Maturity Date will be the next succeeding Business Day following the scheduled Maturity Date. If, due to a Market Disruption Event or otherwise, the Final Valuation Date is postponed so that it falls less than three Business Days prior to the scheduled Maturity Date, the Maturity Date will be the third
Business Day following the Final Valuation Date, as postponed. If the Maturity Date is adjusted as the result of a non-
Business Day, a Market Disruption Event or otherwise, any amount payable on the Maturity Date will be made on the Maturity
Date as postponed, with the same force and effect as if the Maturity Date had not been postponed, but no interest will accrue or be payable as a result of the delayed payment.
Postponement of a Valuation Date
The payment at maturity or upon early repurchase or redemption equals the Closing Intrinsic Note Value on the relevant
Valuation Date. If the Note Calculation Agent determines that a Valuation Date is a Disrupted Day, that Valuation Date will be postponed to the immediately succeeding Index Business Day that is not a Disrupted Day.
In no event, however, will any Valuation Date be postponed to a date that is after the applicable Final Disrupted Valuation Date
(as defined below). If a Valuation Date has been postponed to the applicable Final Disrupted Valuation Date and that day is a
Disrupted Day, the Note Calculation Agent will determine the closing level of the Index in accordance with the formula for and method of calculating the closing level of the Index last in effect prior to the occurrence of the Disrupted Day, using the official settlement price (or, if trading in the relevant VIX
®
futures contract has been materially suspended or materially limited, the
Note Calculation Agent’s good faith estimate of the official settlement price that would have prevailed but for that suspension or limitation) on that Final Disrupted Valuation Date of each VIX
®
futures contract most recently constituting the Index.
With respect to a Valuation Date, the “Final Disrupted Valuation Date” means the third Index Business Day after that
Valuation Date, as originally scheduled.
Market Disruption Events
A “Market Disruption Event” means the occurrence or existence of a condition specified below:
• a suspension, absence or material limitation of trading in any relevant VIX
®
futures contract on the Primary
Exchange during the principal trading session on the Primary Exchange, whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;
• a breakdown or failure in the price and trade reporting systems of the Primary Exchange as a result of which the reported trading prices for any relevant VIX
®
futures contract during the principal trading session on the Primary
Exchange are materially inaccurate or unavailable; or

PS-29 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
• any other event that disrupts or impairs the ability of market participants generally to effect transactions in or obtain market values for any relevant VIX
®
futures contract,
in each case determined by the Note Calculation Agent in its sole discretion; and
• a determination by the Note Calculation Agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.
For purposes of determining whether a Market Disruption Event has occurred, a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the
Primary Exchange.
Discontinuation of the Index; Alteration of Method of Calculation
If the Index Sponsor discontinues publication of, or otherwise fails to publish, the Index and the Index Sponsor or another entity publishes and designates a successor or substitute index that is acceptable to the Note Calculation Agent (such index being referred to as a “successor index”), then that successor index will be deemed to be the Index for all purposes, subject to such adjustments as are determined by the Note Calculation Agent to be necessary upon the substitution of that successor index to account for the difference in the levels of the Index and that successor index at that time for purposes of maintaining comparability between prior closing levels and succeeding closing levels.
Upon the substitution of the successor index, the Note Calculation Agent will cause written notice thereof to be promptly furnished to the Trustee, us, JPMorgan Chase & Co. and DTC, as holder of the notes.
If the Note Calculation Agent determines, in its sole discretion, that no successor index is available, the Note Calculation Agent will determine the closing level of the Index in accordance with the formula for and method of calculating the closing level of the Index last in effect prior to the discontinuation, using the official settlement price (or, if trading in the relevant VIX
®
futures
contract has been materially suspended or materially limited, the Note Calculation Agent’s good faith estimate of the official settlement price that would have prevailed but for that suspension or limitation) at the close of the principal trading session on that date of each VIX
®
futures contract most recently constituting the Index as well as any VIX
®
futures contract required to roll
any expiring VIX
®
futures contract in accordance with the method of calculating the Index.
If at any time the method of calculating a closing level of the Index is changed in a material respect, or if the Index is in any other way modified so that the Index does not, in the opinion of the Note Calculation Agent, fairly represent the level of the
Index had those changes or modifications not been made, then the Note Calculation Agent may, in its sole discretion, determine to make such calculations and adjustments as it determines may be necessary in order to arrive at a closing level of the Index comparable to the Index as if those changes or modifications had not been made. Accordingly, if the method of calculating the Index is modified so that the level of the Index is a fraction of what it would have been if it had not been modified (e.g., due to a rebasing of the Index), then the Note Calculation Agent will adjust the Index in order to arrive at a level of the Index as if it had not been modified (e.g., as if such rebasing had not occurred).
Events of Default
Under the heading “Description of Debt Securities — Events of Default and Waivers” in the prospectus is a description of events of default relating to debt securities including the notes.
Payment upon an Event of Default
In case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per note upon any acceleration of the notes will be determined by the Note Calculation Agent and will be an amount in cash equal to the Closing Intrinsic Note Value on the date of acceleration. If the date of acceleration is a Disrupted Day, the
Closing Intrinsic Note Value will be calculated as if the date of acceleration were the Final Disrupted Valuation Date for the
Final Valuation Date.
The amount determined as described above will constitute the final payment on the notes, and no additional amounts will accrue with respect to the notes following the date of acceleration.
If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the Note
Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC, as holder of the notes, of the cash amount due with respect to the notes as promptly as possible and in no event later than two Business Days after the date of acceleration.
Modification
Under the heading “Description of Debt Securities — Modification of the Indenture” in the prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

PS-30 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
Defeasance
The provisions described in the prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and
Covenant Defeasance” are not applicable to the notes.
Book-Entry Only Issuance — The Depository Trust Company
DTC will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully registered global note certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the prospectus supplement under the heading “Description of Notes — Forms of Notes” and in the prospectus under the heading “Forms of
Securities — Book-Entry System.”
Registrar, Transfer Agent and Paying Agent
Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in the City of New York.
The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New
York Mellon will also act as paying agent for the notes and may designate additional paying agents.
Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.
Governing Law
The notes will be governed by and interpreted in accordance with the laws of the State of New York.
Reopening Issuances
In our sole discretion, and without providing noteholders notice or obtaining their consent, we may decide to issue and sell additional notes from time to time. However, we are under no obligation to issue or sell additional notes at any time, and if we do sell additional notes, we may limit or restrict those sales, and we may stop and subsequently resume selling additional notes at any time. If we limit, restrict or stop sales of such additional notes, or if we subsequently resume sales of such additional notes, the liquidity and trading price of the notes in the secondary market could be materially and adversely affected.
Unless we indicate otherwise, if we suspend selling additional notes, we reserve the right to resume selling additional notes at any time, which might result in the reduction or elimination of any premium in the trading price. If you pay a premium for the notes above the Closing Intrinsic Note Value and the Intraday Intrinsic Note Value, you could incur significant losses if you sell your notes at a time when the premium is no longer present in the market at maturity or upon early repurchase or redemption.
You should consult your investment advisers before purchasing the notes, especially if the notes are trading at a premium.
A suspension of additional issuances of the notes could result in a significant reduction in the number of outstanding notes if noteholders subsequently exercise their right to have the notes repurchased by us. Accordingly, the number of outstanding notes, and their liquidity, could vary substantially over the term of the notes.
These further issuances, if any, will be consolidated to form a single sub-series with the originally issued notes, will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement. These further issuances will increase the aggregate principal amount of the outstanding notes of this sub-series.
The notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the notes.
We have no obligation to take your interests into account when deciding whether to issue additional notes. In addition, we are under no obligation to reopen any series of notes or to issue any additional notes.

PS-31 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
The S&P 500
®
VIX
®
Short-Term Futures Points-Change Inverse Daily Index TR
All information contained in this pricing supplement regarding the Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones. The Index is calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue the publication of, the Index.
The Index is reported by Bloomberg L.P. under the ticker symbol “SPVXSTIT.” The base date for the Index is August 21, 2006 and the base value for the Index is 100. The Index was established on November 11, 2024.
The Index tracks the daily “points-change” return from a rolling synthetic short position in the front- and the second-month VIX
®
futures contracts trading on the CFE. VIX
®
futures contracts are futures contracts based on the VIX Index. The VIX Index is a
benchmark index designed to measure the market price of volatility in large-capitalization U.S. stocks over 30 days in the future and calculated based on the real-time prices of certain put and call options on the S&P 500
®
Index. For more
information about the VIX Index, see “— The Cboe Volatility Index
®
” below. For more information about the S&P 500
®
Index,
see the accompanying underlying supplement. As a “total return” index, the return of the Index also reflects interest accrued at a rate equal to SOFR.
Index Rolling and Contract Rebalancing
Futures contracts normally specify a certain date for the delivery of the underlying asset or financial instrument or, in the case of futures contracts relating to an index such as the VIX Index, a certain date for payment in cash of an amount determined by the level of that underlying index. As a futures contract approaches maturity, it is replaced by the next maturing futures contract in a process referred to as “rolling.”
A portion of the Index’s synthetic short exposure is rolled each day from the front-month futures contract to the second-month futures contract, with the weights of the futures contracts set so as to target a weighted constant maturity of approximately one month.
Each monthly roll period starts after the close on the Index Business Day prior to the monthly VIX
®
futures contract settlement
date on the CFE (currently, the Wednesday falling 30 calendar days before the SPX Options (as defined below) expiration for the following month) and runs through the Index Business Day prior to the following month’s VIX
®
futures contract settlement
date.
On each Index Business Day during a roll period (each, a “roll day”):
• the contract roll weight assigned to the front-month VIX
®
futures contract is (a) the number of Index Business Days
from and including the current Index Business Day to but excluding the final day of the current roll period minus one, divided by (b) the total number of Index Business Days in the current roll period; and
• the contract roll weight assigned to the second-month VIX
®
futures contract is one minus the contract roll weight
assigned to the front-month VIX
®
futures contract.
At the start of a roll period, all the weights are allocated to the front-month VIX
®
futures contract. Then on each subsequent
Index Business Day a fraction of the front-month VIX
®
futures contract holding is purchased and an equal notional amount of the second-month VIX
®
futures contract is sold. The fraction, or quantity, is proportional to the number of front-month VIX
®
futures contract as of the previous roll day, and inversely proportional to the length of the current roll period. Through this process, the initial position in the front-month VIX
®
futures contract is progressively moved to the second-month VIX
®
futures
contract over the course of the month, until the following roll period starts when the old second-month VIX
®
futures contract
becomes the new front-month VIX
®
futures contract and get purchased everyday afterward as the process begin again.
If either of the above events occur, the relevant roll day will take place on the next designated Index Business Day on which neither of those events occurs. If a disruption is approaching the last trading day of a contract expiration, the Index Committee
(as defined below) will convene to determine the appropriate course of action, which may include guidance from the CFE. The
Index Committee may change the date of a given rebalancing for reasons including market holidays occurring on or around the scheduled rebalancing date. Any such change will be announced with proper advance notice where possible.
Index Calculations
The value of the Index is calculated daily from 7:00 p.m. (day prior) to 4:00 p.m., New York City time, excluding holidays and weekends. On each roll day, the level of the Index is calculated by subtracting (due to the short exposure) the weighted performance of each Underlying Futures Contract since the immediately preceding roll day from the level of the Index on the immediately preceding roll day, and adding the accrual of interest at the SOFR as of the immediately preceding U.S.
Government Securities Business Day.
On each roll day, the weighted performance of each Underlying Futures Contract is equal to:

PS-32 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
• the number of units of that Underlying Futures Contract synthetically held on the immediately preceding roll day, times
• (a) the price of that Underlying Futures Contract on that roll day, as reported by the CFE, minus (b) the daily contract price of that Underlying Futures Contract on the immediately preceding roll day, as reported by the CFE.
On each roll day, the number of units of an Underlying Futures Contract synthetically held is equal to:
• a scaling factor of 1%, times
• the contract roll weight of that Underlying Futures Contract on that roll day, times
• the closing level of the Index on that roll day,
provided that, if the daily contract price of that Underlying Futures Contract on that roll day is greater than $200, the scaling factor will be less than 1% and will be calculated as (a) 2 divided by (b) the daily contract price of that Underlying Futures
Contract on that roll day.
Unscheduled Market Closures and New Holidays
In situations where the CFE is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, S&P Dow Jones will calculate the level of the Index based on the most recent prior closing futures price published by the CFE and the roll for that day is carried to the next Index Business Day as described above under “— Index Rolling and Contract Rebalancing.” If the CFE fails to open due to unforeseen circumstances, S&P Dow
Jones may determine not to publish the affected Index for that day. The daily roll percentage is determined on the day when the Index is fully rolled from the front-month contract to the second-month contract and stays constant throughout the month.
If the Index is not calculated or published due to unforeseen circumstances during the month, the unrolled portion for that day is carried to the next Index Business Day. It does not change the daily roll percentage on the remaining days of the month.
Delisting of Futures Contracts
If the futures contracts included in the Index are no longer listed, S&P Dow Jones may choose to cease publication of the
Index at that time.
Index Corrections and Recalculations
S&P Dow Jones reserves the right to recalculate the Index at its discretion in the event that settlement prices are amended, upon the occurrence of a missed index methodology event (deviation from what is stated in the methodology document) or the
Index methodology are applied incorrectly.
Index Governance
An S&P Dow Jones index committee (the “Index Committee”) maintains the Index. All committee members are full-time professional members of S&P Dow Jones’ staff. The Index Committee reviews any significant market events and may revise index policy covering rules for timing of rebalancings or other matters. The Index Committee considers information about changes to the Index and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.
The Index Committees reserve the right to make exceptions when applying the methodology of the Index if the need arises. In any scenario where the treatment differs from the general rules stated in this document or supplemental documents, notice will be provided, whenever possible.
In addition to the daily governance of the Index and maintenance of its index methodology, at least once within any 12-month period, the Index Committee reviews the methodology to ensure the Index continues to achieve the stated objectives, and that the data and methodology remain effective. In certain instances, S&P Dow Jones may publish a consultation inviting comments from external parties.
License Agreement
J.P. Morgan Securities LLC and its affiliates have entered into an agreement with S&P Dow Jones that provides it and certain of its affiliates or subsidiaries with a non-exclusive license and, for a fee, with the right to use the Index, which are owned and published by S&P Dow Jones, in connection with certain securities, including the notes.
The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones or its third party licensors. Neither S&P Dow
Jones nor its third party licensors makes any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Index to track general stock market performance. S&P Dow Jones’ and its third party licensors’ only relationship to the issuer or the guarantor is the licensing of certain trademarks and trade names of S&P Dow Jones and the third party licensors and of the Index which is determined, composed and calculated by S&P Dow Jones or its third party licensors without regard

PS-33 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
to the issuer or the guarantor or the notes. S&P Dow Jones and its third party licensors have no obligation to take the needs of the issuer or the guarantor or the owners of the notes into consideration in determining, composing or calculating the Index.
Neither S&P Dow Jones nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the notes.
NEITHER S&P DOW JONES, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY,
ACCURACY, TIMELINESS OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY
COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING
ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES, ITS AFFILIATES AND THEIR THIRD
PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR
DELAYS THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY
DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH
RESPECT TO THE MARKS, THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE
FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES, ITS AFFILIATES OR THEIR THIRD PARTY
LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES,
INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF
THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT
LIABILITY OR OTHERWISE.
“S&P
®
” and “S&P 500
®
” are trademarks of S&P Global, Inc. or its affiliates and have been licensed for use by J.P. Morgan
Securities LLC and its affiliates.
The Cboe Volatility Index
®
All information contained in this pricing supplement regarding the VIX Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the Cboe Global Indices. The VIX Index was developed by the Cboe Global Indices and is calculated, maintained and published by the Cboe Global Indices. The Cboe
Global Indices has no obligation to continue to publish, and may discontinue the publication of, the VIX Index.
The VIX Index is reported by Bloomberg L.P. under the ticker symbol “VIX.”
The VIX Index is a benchmark index designed to measure the market price of volatility in large-capitalization U.S. stocks over
30 days in the future and calculated based on the prices of certain put and call options on the S&P 500
®
Index. The VIX Index
measures the premium paid by investors for certain put and call options linked to the level of the S&P 500
®
Index. During
periods of market instability, the implied level of volatility of the S&P 500
®
Index typically increases and, consequently, the
prices of options linked to the S&P 500
®
Index typically increase (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the VIX Index to increase. The VIX Index has historically had negative correlations to the S&P 500
®
Index. However, such negative correlations may not always exist, especially when the (1) S&P
500
®
Index experiences significant increases in a market of high volatility or (2) S&P 500
®
Index remains constant but the lack
of liquidity causes high volatility in the markets.
The calculation of the VIX Index involves a formula that uses the prices of a weighted series of out-of-the money put and call options on the level of the S&P 500
®
Index (the “SPX Options”) with two adjacent expiry terms to derive a constant 30-day forward measure of market volatility.
Although the VIX Index measures the 30-day forward volatility of the S&P 500
®
Index as implied by the SPX Options, 30-day
options are available only once a month. To arrive at the VIX Index level, a broad range of out-of-the money SPX Options expiring on the two closest nearby months (the “near term options” and the “next term options,” respectively) are selected in order to bracket a 30-day calendar period. SPX Options having a maturity of less than eight days are excluded at the outset and, when the near term options have eight days or less left to expiration, the VIX Index rolls to the second and third contract months in order to minimize pricing anomalies that occur close to expiration. The implied volatility using prices of the near term options and next term options are then calculated on a strike price weighted average basis in order to arrive at a single average implied volatility value for each month. The results of each of the two months are then interpolated to arrive at a single value with a constant maturity of 30 days to expiration.
Futures on the VIX Index were first launched for trading by the CFE in 2004. For additional information on the VIX
®
futures
contracts, see “— Background on Futures Contracts — Underlying Futures Contracts” below.
Background on Futures Contracts
Overview of Futures Markets
Futures contracts are contracts that legally obligate the holder to buy or sell an asset at a predetermined delivery price during a specified future time period. Futures contracts are traded on regulated futures exchanges, in the over-the-counter market

PS-34 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
and on various types of physical and electronic trading facilities and markets. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of an underlying asset or financial instrument during a stated
delivery month for a fixed price. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the underlying asset or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).
No purchase price is paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but it may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.
By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts.
In the United States, futures contracts are traded on designated contract markets. At any time prior to the expiration of a futures contract, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position, subject to the availability of a liquid secondary market. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant,” which is a member of the clearing house.
Unlike common equity securities, futures contracts, by their terms, have stated expirations. At a specific point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular asset or financial instrument with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.” For example, a market participant with a long position in a futures contract expiring in November who wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell the November contract, which serves to close out the existing long position, and buy a futures contract expiring in December. This will “roll”
the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.
Futures exchanges and clearing houses in the United States are subject to regulation by the Commodity Futures Trading
Commission (the “CFTC”). Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances.
Underlying Futures Contracts
VIX
®
futures contracts are futures contracts, based on the VIX Index, traded on the CFE, representing a contract unit of $1,000 multiplied by the VIX Index, measured in cents per index point. VIX
®
futures contracts with monthly expiries are reported by
Bloomberg under the ticker symbol “VX.”
VIX
®
futures contracts listed for the six near-term expiration weeks, nine near-term serial months and five months of quarterly expiries on the February quarterly cycle. Trading of the VIX
®
futures contracts will terminate at 8:00 a.m. Central time on final settlement date, which is the Wednesday that is 30 days prior to the third Friday of the calendar month immediately following the month in which the contract expires.
The daily settlement prices of the VIX
®
futures contracts are based on trading activity in the relevant contract (and in the case of a lead month also being the expiry month, together with trading activity on lead month-second month spread contracts) on the CFE during a specified interval leading up to the daily settlement time. The final settlement price of VIX
®
futures contracts
is based on the opening trade prices of the constituent SPX Options on the final settlement date.

PS-35 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
Hypothetical Back-Tested Data and Historical Information
The following graph sets forth the hypothetical back-tested performance of the Index based on the hypothetical back-tested daily closing levels of the Index from January 3, 2020 through November 8, 2024, and the historical performance of the Index based on the daily historical closing levels of the Index from November 11, 2024 through March 19, 2025. The Index was established on November 11, 2024, as represented by the vertical line in the following graph. All data to the left of that vertical line reflect hypothetical back-tested performance of the Index. All data to the right of that vertical line reflect actual historical performance of the Index. The closing level of the Index on March 19, 2025 was 593.37. We obtained the closing levels above and below from Bloomberg, without independent verification.
The data for the hypothetical back-tested performance of the Index set forth in the following graph are purely theoretical and do not represent the actual historical performance of the Index. See “Risk Factors — Risks Relating to the Index —
Hypothetical back-tested data relating to the Index do not represent actual historical data and are subject to inherent limitations” above.
The hypothetical back-tested and historical closing levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index on any Valuation Date. There can be no assurance that the performance of the Index will result in the return of any of your principal amount.
The hypothetical back-tested closing levels of the Index have inherent limitations and have not been verified by an independent third party. These hypothetical back-tested closing levels are determined by means of a retroactive application of a back-tested model designed with the benefit of hindsight. Hypothetical back-tested results are neither an indicator nor a guarantee of future returns. No representation is made that an investment in the notes will or is likely to achieve returns similar to those shown. Alternative modeling techniques or assumptions would produce different hypothetical back-tested closing levels of the Index that might prove to be more appropriate and that might differ significantly from the hypothetical back-tested closing levels of the Index set forth above.

PS-36 | Structured Investments
Inverse VIX
®
Short-Term Futures ETNs
Tax Treatment
The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of notes.
It applies to you only if you are an initial investor who purchases a note at its issue price for cash and holds it as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).
This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax consequences and the consequences to taxpayers subject to tax accounting rules under Code Section 451(b), the potential application of the provision of the Code known as the Medicare contribution tax and the different consequences that may apply if you are a holder subject to special treatment under the U.S.
federal income tax laws, such as:
• a financial institution;
• a “regulated investment company” as defined in Code Section 851;
• a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;
• a dealer in securities;
• a person holding a note as part of a “straddle” or conversion transaction, or who has entered into a “constructive sale”
with respect to a note;
• a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;
• a trader in securities who elects to apply a mark-to-market method of tax accounting; or
• a partnership or other entity classified as a partnership for U.S. federal income tax purposes.
If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and your activities.
For U.S. federal income tax purposes, notes issued by JPMorgan Financial will be treated as if they were issued by JPMorgan
Chase & Co. Accordingly, throughout this discussion, references to the Issuer are generally to JPMorgan Chase & Co., unless the context otherwise requires.
This discussion is based on the Code, administrative pronouncements, judicial decisions and final temporary and proposed
Treasury regulations as of the date of this preliminary pricing supplement, changes to any of which, subsequent to the date of this preliminary pricing supplement, may affect the tax consequences described herein. The effects of any applicable state, local or non-U.S. tax laws are not discussed. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the notes), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.
General
There is no direct legal authority as to the proper U.S. federal income tax treatment of the notes, and we do not intend to request a ruling from the IRS regarding the notes. Based on current market conditions, in the opinion of our special tax counsel, Davis Polk & Wardwell LLP, the notes should be treated as “open transactions” that are not debt instruments for U.S.
federal income tax purposes.
The IRS might not accept, and a court might not uphold, the treatment of the notes as “open transactions” that are not debt instruments, as described in “Material U.S. Federal Income Tax Consequences” in this document. If the IRS were successful in asserting an alternative treatment for the notes, the timing and character of any income or loss on the notes could be materially affected. For example, the IRS could seek to treat the notes as “contingent payment debt instruments.” In this event, you will be required to accrue into income original issue discount on your notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes, subject to certain adjustments although you will not receive any payments on the notes until maturity or an earlier disposition. In addition, any gain recognized at maturity, upon early repurchase or redemption or upon a sale or exchange of your notes generally will be treated as interest income and if you recognize a loss above certain thresholds, you might be required to file a disclosure statement with the IRS.
Tax Consequences to U.S. Holders
This portion of the discussion applies to you, if you are a U.S. Holder. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:
• a citizen or individual resident of the United States;
• a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or
• an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
Subject to the discussion below under “—Alternative Tax Treatments of the Notes,” you should not recognize taxable income or loss over the term of the notes prior to maturity other than pursuant to a sale, exchange or “deemed exchange” as described below.

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Sale, Exchange or Redemption of a Note
Upon a sale or exchange of a note (including acceleration, early redemption or repurchase, “deemed” taxable exchange, as described below (under “—Potential Deemed Exchange on Index Rebalancing”) or maturity), you should recognize gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the note, which should equal the amount you paid to acquire the note. Subject to the discussion below under “—Alternative Tax Treatments of the
Notes,” this gain or loss should be short-term capital gain or loss unless you hold your notes for more than a year, in which case the gain or loss should be long-term capital gain or loss. The deductibility of capital losses is subject to limitations.
Potential Deemed Exchange on Index Rebalancing
The IRS could assert that under certain circumstances a “deemed” taxable exchange has occurred with respect to your notes on one or more Index rebalancing dates. If the IRS were successful in asserting that a taxable exchange has occurred, you could be required to recognize gain (but probably not loss), which would equal the amount by which the fair market value of your notes exceeds your tax basis in the notes on the relevant rebalancing date, which should generally equal the amount you paid to acquire them. Any gain recognized on a deemed exchange should be taxed as described above under “—Sale,
Exchange or Redemption of a Note.” Any such deemed exchange could affect your tax basis and holding period in the notes.
You should consult your tax adviser about these issues.
Alternative Tax Treatments of the Notes
Due to the lack of controlling authority, there remain significant additional uncertainties regarding the tax consequences of your ownership and disposition of the notes. For instance, you might be required to include amounts in income during the term of your notes (for example, under Code Section 1256) and/or to treat all or a portion of the gain or loss on the sale or exchange of a note as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held the note.
In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of
“prepaid forward contracts” and similar instruments, which may include the notes. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments; the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.
Additionally, the IRS could seek to treat the notes as debt instruments. In that event, your tax consequences will be governed by Treasury regulations relating to the taxation of “contingent payment debt instruments.” Under that treatment, regardless of whether you are an accrual-method or cash-method taxpayer, you will be required, subject to certain adjustments, to accrue into income original issue discount on your notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes. In addition, any gain recognized at maturity, upon early repurchase or redemption or upon a sale or exchange of your notes generally would be treated as interest income, and if you were to recognize a loss above certain thresholds, you might be required to file a disclosure statement with the IRS.
Tax Consequences to Non-U.S. Holders
This portion of the discussion applies to you, if you are a Non-U.S. Holder. You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:
• a nonresident alien individual;
• a foreign corporation; or
• a foreign estate or trust.
You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition of a note. In this case, you should consult your tax adviser regarding the U.S.
federal income tax consequences of the sale or exchange of a note (including upon acceleration, early redemption or repurchase or at maturity).
Tax Treatment of Gain Upon Disposition of the Notes
Subject to the discussions below under “—Section 871(m),” “Backup Withholding and Information Reporting,” and “FATCA,”
gain recognized upon a sale or exchange of a note (including acceleration, early redemption or repurchase, “deemed” taxable exchange as described above under “—Tax Consequences to U.S. Holders — Potential Deemed Exchange on Index
Rebalancing,” or maturity) should not be subject to U.S. federal income tax (including withholding tax) if you provide a properly completed applicable IRS Form W-8 and these amounts are not effectively connected with your conduct of a trade or business within the United States.

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However, among the issues addressed in the notice described above in “—Tax Consequences to U.S. Holders —Alternative
Tax Treatments of the Notes —” is the degree, if any, to which income with respect to instruments described therein should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in a note that is treated as an open transaction that is not a debt instrument.
If you are engaged in a trade or business within the United States, and if income or gain from a note is effectively connected with your conduct of that trade or business (and, if an applicable income tax treaty so requires, is attributable to a permanent establishment in the United States), you generally will be taxed in the same manner as a U.S. Holder with respect to that income or gain. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of owning and disposing of notes, including the possible imposition of a 30% branch profits tax if you are a corporation.
Section 871(m)
Regulations under Section 871(m) impose a 30% withholding tax on certain “dividend equivalents” paid or deemed paid with respect to derivatives linked to U.S. stocks or indices that include U.S. stocks under certain circumstances, even in cases where the derivatives do not provide for payments explicitly linked to dividends. In general, this withholding regime applies to derivatives that substantially replicate the economic performance of one or more underlying U.S. stocks, as determined generally at the time the derivative is issued, based on one of two tests set forth in the regulations. The regulations provide certain exceptions to the withholding requirements, for example for derivatives linked to certain broad-based indices.
Additionally, an IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes. Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
Backup Withholding and Information Reporting
You may be subject to information reporting. You may also be subject to backup withholding on payments in respect of your notes unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you provide a properly completed IRS Form W-8 appropriate to your circumstances. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.
FATCA
Legislation commonly referred to as “FATCA,” and regulations promulgated thereunder, generally impose a 30% withholding tax on payments to certain non-U.S. entities (including financial intermediaries) unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S.
entity’s jurisdiction may modify these requirements. This regime applies to dividend equivalents, any amounts treated as interest or other “fixed or determinable annual or periodical” (collectively, “FDAP”) income for U.S. federal income tax purposes, and payments of gross proceeds of the sale or other taxable disposition of a note (including early redemption, exchange or settlement at maturity). However, under regulations proposed in 2018 (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply to payments of gross proceeds (other than any amounts treated as FDAP income). You should consult your tax adviser regarding the potential application of FATCA to the notes.
The Issuer will not pay any additional amounts with respect to any withholding tax.
THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF THE NOTES ARE UNCLEAR. THIS
DISCUSSION, INSOFAR AS IT DESCRIBES STATEMENTS OF LAW, CONSTITUTES THE FULL OPINION OF DAVIS
POLK & WARDWELL LLP REGARDING THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF OWNING
AND DISPOSING OF THE NOTES. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX
CONSEQUENCES OF OWNING AND DISPOSING OF THE NOTES, INCLUDING POSSIBLE ALTERNATIVE
TREATMENTS, THE ISSUES PRESENTED BY THE NOTICE DESCRIBED ABOVE UNDER “TAX CONSEQUENCES TO
U.S. HOLDERS—ALTERNATIVE TAX TREATMENTS OF THE NOTES,” THE TAX CONSEQUENCES UNDER STATE,
LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR
OTHER TAX LAWS.

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Plan of Distribution (Conflicts of Interest)
Under the terms and subject to the conditions contained in the Master Agency Agreement entered into among JPMorgan
Financial, as issuer, JPMorgan Chase & Co., as guarantor, and JPMS, as agent, JPMS will sell notes directly to investors and to dealers as principal at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices.
These dealers may then resell notes to the public at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. In addition, these dealers may make a market in the notes, although these dealers are not obligated to do so and any of them may stop doing so at any time without notice.
None of the notes were sold on the Inception Date. After the Inception Date, the notes may be offered and sold from time to time, at our sole discretion, through JPMS, at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. However, we are under no obligation to issue or sell additional notes at any time, and if we do sell additional notes, we may limit or restrict those sales, and we may stop and subsequently resume selling additional notes at any time. If we limit, restrict or stop sales of additional notes, or if we subsequently resume sales of additional notes, the liquidity and trading price of the notes in the secondary market could be materially and adversely affected.
We will receive proceeds equal to 100% of the offering price of notes sold after the Inception Date.
JPMS will not receive selling commissions in connection with sales of the notes. JPMS will be entitled to receive the aggregate profits generated from the Daily Fee Deduction and managing our hedge in part to cover license fees, fees to third-
party calculation agents and other costs related to the notes incurred by us or our affiliates.
Affiliates of ours and dealers may purchase the notes in secondary market transactions and may use this pricing supplement and the accompanying prospectus, prospectus supplement and underlying supplement in connection with resales of some or all of the notes purchased in the secondary market. In these transactions, dealers may resell notes that they acquire from other holders after the original offering and sale of the notes, or they may sell notes in short sale transactions. Any notes held by us or an affiliate in inventory may be sold or lent to market participants who may have made short sales of the notes.
Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the notes in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “Securities Act”). Among other activities, broker-dealers and other persons may make short sales of the notes and may cover those short positions by borrowing notes from us or our affiliates or by purchasing notes from us or our affiliates subject to our obligation to repurchase those notes at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination as to whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This pricing supplement will be deemed to cover any short sales of notes by market participants who cover their short positions with notes borrowed or acquired from us or our affiliates in the manner described above.
In connection with an offering of the notes, JPMS may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position for JPMS. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions.
Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If JPMS engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.
No action has been or will be taken by us, JPMorgan Chase & Co., JPMS or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement, the accompanying underlying supplement or the prospectus supplement or prospectus, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this pricing supplement, the accompanying underlying supplement or the prospectus supplement or the prospectus or any other offering material relating to the notes may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, JPMorgan Chase & Co., JPMS or any dealer.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. We expect that delivery of the notes will be made against payment for the notes on the Initial Issue Date, which is more than one business day following the Inception Date. Accordingly, purchasers on the Inception Date who wish to trade the notes on any date prior to one business day before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

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Conflicts of Interest
JPMS has a “conflict of interest” within the meaning of FINRA Rule 5121 in any offering of the notes in which it participates because JPMorgan Chase & Co. owns, directly or indirectly, all of the outstanding equity securities of JPMS, because JPMS and we are under common control by JPMorgan Chase & Co and because JPMS will be entitled to receive the aggregate products generated from the Daily Fee Deduction. The offer and sale of the notes by JPMS will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in a public offering of notes of an affiliate. In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated underwriter, agent or dealer of ours may sell the notes to any of its discretionary accounts without the specific written approval of the customer.

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Benefit Plan Investor Considerations
A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income
Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes.
Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons”
under Section 4975 of the Code (in either case, referred to herein as “Parties in Interest”) with respect to such Plans. As a result of their businesses, JPMorgan Financial and its current and future affiliates, as well as the other unaffiliated dealers, may be Parties in Interest with respect to many Plans; where any of them is a Party in Interest with respect to a Plan (either directly or by reason of such entity’s ownership interests in its directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section
4975 of the Code, unless statutory or administrative exemptive relief were available.
In this regard, certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section
4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-
called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.
Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) it is not a Plan or a Plan Asset Entity and its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or a
Plan Asset Entity or (b) its purchase, holding and subsequent disposition of the notes will not constitute or result in a non-
exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
In this regard, certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of
ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”) are not subject to the fiduciary responsibility or prohibited transaction rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes will be required to represent, and be deemed to have represented by its purchase or holding of the notes, that its purchase, holding and subsequent disposition of the notes will not constitute or result in a violation of any applicable Similar
Laws.
Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the relevant provisions of ERISA, the Code or applicable Similar Laws and the availability of exemptive relief under
PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding of the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the
Code or a violation of any applicable Similar Laws.
The notes are contractual financial instruments. The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.
Each purchaser or holder of any notes acknowledges and agrees that:
(i) the purchaser or holder or its fiduciary has made and will make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and will not rely in any way upon us or any of our affiliates to

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act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the notes, (B)
the purchaser or holder’s investment in the notes, or (C) the exercise of or failure to exercise any rights the purchaser or holder, or we or any of our affiliates, has under or with respect to the notes;
(ii) we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the notes and (B) all hedging transactions in connection with our or our affiliates’ obligations under the notes;
(iii) any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;
(iv) our and our affiliates’ interests are adverse to the interests of the purchaser or holder; and
(v) neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.
Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable
Similar Laws. The sale of any notes to any Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation or advice by us or any of our affiliates or representatives as to whether such an investment is appropriate for, or meets all relevant legal requirements with respect to investments by, Plans, Plan Asset Entities or Non-ERISA Arrangements
generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement. Neither this discussion nor anything in this pricing supplement is or is intended to be investment advice directed at any potential Plan, Plan Asset Entity or Non-ERISA
Arrangement purchaser or at such purchasers generally.

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Validity of the Notes and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan
Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the
Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24,
2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase &
Co. on February 24, 2023.

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Annex A
FORM OF REPURCHASE NOTICE
To: ETN_Repurchase@jpmorgan.com
Subject: JPMorgan Chase Financial Company LLC’s Inverse VIX
®
Short-Term Futures ETNs due March 22, 2045, CUSIP
No. 48133Q408 (the “notes”)
The undersigned hereby delivers this Repurchase Notice in order to irrevocably exercise its right to have you repurchase a number of its notes specified below.
The undersigned acknowledges that the notes specified below will not be repurchased unless all of the requirements specified in the pricing supplement relating to the notes are satisfied and that this Repurchase Notice may not be revoked once delivered. The undersigned also acknowledges having read “Key Terms — Terms Relating to Weekly Holder Repurchase —
Repurchase Procedures,” “Risk Factors — Risks Relating to the Notes Generally — There are restrictions on the minimum number of notes you may request that we repurchase and the dates on which you may exercise your right to have us repurchase your notes” and “Risk Factors — Risks Relating to the Notes Generally — You will not know the payment upon early repurchase or the Repurchase Date at the time you elect to request that we repurchase your notes” in the pricing supplement relating to the notes.
The undersigned certifies that it will (a) instruct its DTC custodian with respect to the notes to be repurchased specified below to book a delivery versus payment trade on the relevant Repurchase Valuation Date with respect to the number of notes specified below at a price per note equal to the amount payable upon early repurchase, facing DTC 352, and (b) cause the
DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the
Repurchase Date.
Very truly yours,
[NAME OF HOLDER]
Name of holder:
Number of notes to be repurchased: (at least 50,000, unless we waive or reduce the minimum repurchase size)
Repurchase Valuation Date: (the last Index Business Day of the relevant week, subject to postponement as described in the pricing supplement relating to the notes)
DTC # (and any relevant sub-account):
Contact Name:
Telephone:
Email: